                                                                   EXHIBIT 10.1





                                 LOAN AGREEMENT

                      ($15,000,000 REVOLVING LOAN FACILITY)

                            DATED AS OF JUNE 30, 2003

                                      AMONG

                                 HYDRIL COMPANY,
                                  AS BORROWER,

                         BANC ONE CAPITAL MARKETS, INC.,
                     AS LEAD ARRANGER AND SOLE BOOK MANAGER,

                                  BANK ONE, NA,
                  AS ADMINISTRATIVE AGENT AND SWINGLINE LENDER

                                       AND

             THE FINANCIAL INSTITUTIONS NAMED HEREIN AS THE LENDERS

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                                TABLE OF CONTENTS

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
                                                                                                                Page
ARTICLE I DEFINITIONS, ACCOUNTING TERMS AND MISCELLANEOUS.........................................................1

   1.01     Defined Terms.........................................................................................1
   1.02     Accounting Terms.....................................................................................15
   1.03     Computation of Time Periods..........................................................................15
   1.04     Miscellaneous........................................................................................15

ARTICLE II COMMITMENTS AND LOANS.................................................................................15

   2.01     Commitments..........................................................................................15
   2.02     Swingline Loans......................................................................................15
   2.03     Letters of Credit....................................................................................16
   2.04     Terminations or Reductions of  Commitments...........................................................19
   2.05     Commitment Fees......................................................................................19
   2.06     Several Obligations..................................................................................19
   2.07     Notes................................................................................................20

ARTICLE III BORROWINGS, PREPAYMENTS AND INTEREST OPTIONS.........................................................20

   3.01     Borrowing............................................................................................20
   3.02     Prepayments..........................................................................................21
   3.03     Interest Options.....................................................................................21
   3.04     No Discrimination....................................................................................26

ARTICLE IV PAYMENTS, PRO RATA TREATMENT, COMPUTATIONS............................................................26

   4.01     Payments.............................................................................................26
   4.02     Pro Rata Treatment...................................................................................28
   4.03     Non-Receipt of Funds by Agent........................................................................28
   4.04     Sharing of Payments, Etc.............................................................................29

ARTICLE V CONDITIONS PRECEDENT...................................................................................29

   5.01     Initial Loans and Letters of Credit..................................................................29
   5.02     All Loans and Letters of Credit......................................................................31

ARTICLE VI REPRESENTATIONS AND WARRANTIES........................................................................31

   6.01     Organization.........................................................................................31
   6.02     Financial Conditions; No Material Adverse Change.....................................................31
   6.03     Enforceable Obligations; Authorization...............................................................32
   6.04     Litigation...........................................................................................32
   6.05     Taxes................................................................................................32
   6.06     Regulations U and X..................................................................................32
   6.07     Subsidiaries.........................................................................................33
   6.08     No Untrue or Misleading Statements...................................................................33
   6.09     Investment Company Act...............................................................................33
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
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
   6.10     Public Utility Holding Company Act...................................................................33
   6.11     Compliance...........................................................................................33
   6.12     Use of Proceeds......................................................................................33
   6.13     Reportable Transaction...............................................................................33
   6.14     Defaults.............................................................................................34

ARTICLE VII AFFIRMATIVE COVENANTS................................................................................34

   7.01     Taxes, Existence, Regulations, Property, Etc.........................................................34
   7.02     Financial Statements and Information.................................................................34
   7.03     Financial Tests......................................................................................35
   7.04     Inspection...........................................................................................35
   7.05     Further Assurances...................................................................................35
   7.06     Books and Records....................................................................................35
   7.07     Insurance............................................................................................35
   7.08     Notice of Certain Matters............................................................................35
   7.09     New Subsidiaries.....................................................................................36
   7.10     Change of Control....................................................................................36

ARTICLE VIII NEGATIVE COVENANTS..................................................................................36

   8.01     Borrowed Money Indebtedness..........................................................................36
   8.02     Liens................................................................................................37
   8.03     Mergers, Consolidations and Dispositions of Assets...................................................37
   8.04     Redemption, Dividends and Distributions..............................................................37
   8.05     Nature of Business...................................................................................38
   8.06     Transactions with Related Parties....................................................................38
   8.07     Loans and Investments................................................................................38
   8.08     Organizational Documents.............................................................................38
   8.09     Negative Pledges.....................................................................................38

ARTICLE IX DEFAULTS AND REMEDIES.................................................................................38

   9.01     Events of Default....................................................................................38
   9.02     Right of Setoff......................................................................................41
   9.03     Collateral Account...................................................................................41
   9.04     Remedies Cumulative..................................................................................41

ARTICLE X AGENT..................................................................................................42

   10.01       Appointment, Powers and Immunities................................................................42
   10.02       Reliance..........................................................................................43
   10.03       Defaults..........................................................................................43
   10.04       Material Written Notices..........................................................................43
   10.05       Rights as a Lender................................................................................43
   10.06       Indemnification...................................................................................44
   10.07       Non-Reliance on Agent and Other Lenders...........................................................44
   10.08       Failure to Act....................................................................................44
   10.09       Resignation or Removal of Agent...................................................................45

                                       ii

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

   10.10       No Partnership....................................................................................45

ARTICLE XI MISCELLANEOUS.........................................................................................45

   11.01       Waiver............................................................................................45
   11.02       Notices...........................................................................................46
   11.03       Expenses, Etc.....................................................................................46
   11.04       Indemnification...................................................................................47
   11.05       Amendments, Etc...................................................................................47
   11.06       Successors and Assigns............................................................................48
   11.07       Limitation of Interest............................................................................50
   11.08       Survival..........................................................................................51
   11.09       Captions..........................................................................................51
   11.10       Counterparts......................................................................................51
   11.11       Governing Law.....................................................................................51
   11.12       Severability......................................................................................51
   11.13       Tax Forms.........................................................................................51
   11.14       Conflicts Between This Agreement and the Other Loan Documents.....................................52
   11.15       Disclosure to Other Persons; Confidentiality......................................................52
   11.16       Final Agreement...................................................................................53

EXHIBITS

1.01A         Investment Policy
1.01B         Rate Designation Notice
1.01C         Request for Extension of Credit
2.07A         Revolving Note
2.07B         Swingline Note
6.07          Subsidiaries
7.02          Compliance Certificate
8.2           Liens
8.4           Noteholder Letter
11.06(b)      Assignment and Acceptance

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is made and entered into as of June 30, 2003 (the "Closing Date"), by and among HYDRIL COMPANY, a Delaware corporation (together with its permitted successors, herein called the "Borrower"), BANK ONE, NA, a national banking association ("Bank One"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent") and as Swingline Lender ( in such capacity, together with its successors in such capacity (the "Swingline Lender") and the banks and other financial institutions listed on the signature page hereof under the caption "Lenders" (together with each other person that becomes a Lender pursuant to Section 11.06, collectively, the "Lenders"). In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                 DEFINITIONS, ACCOUNTING TERMS AND MISCELLANEOUS

         1.01 Defined Terms. Unless a particular term, word or phrase is otherwise defined or the context otherwise requires, capitalized terms, words and phrases used herein or in the Loan Documents (as hereinafter defined) have the following meanings (all definitions that are defined in this Agreement in the singular have the same meanings when used in the plural and vice versa):

         "Additional Interest" means the aggregate of all amounts accrued or paid pursuant to the Notes or any of the other Loan Documents (other than interest on the Notes at the Stated Rate) which, under applicable laws, are or may be deemed to constitute interest on the indebtedness evidenced by the Notes.

         "Adjusted LIBOR" means, with respect to each Interest Period applicable to a LIBOR Borrowing, a rate per annum equal to the quotient, expressed as a percentage, of (a) LIBOR with respect to such Interest Period divided by (b) 1.0 minus the Eurodollar Reserve Requirement in effect on the first day of such Interest Period.

         "Affiliate" means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

         "Agreement" means this Loan Agreement, as it may from time to time be amended, modified, restated or supplemented.

         "Annual Financial Statements" means the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP in all material respects, and accompanied by the opinion of independent certified public accountants of recognized national standing, which shall state that such financial statements present fairly in all material respects the financial position of such Person and, if such

Person has any Subsidiaries, its consolidated Subsidiaries as of the date thereof and the results of its operations for the period covered thereby in conformity with GAAP. Such statements of Borrower shall be accompanied by a certificate of such accountants that in making the appropriate audit and/or investigation in connection with such report and opinion, such accountants did not become aware of any Default relating to the financial tests set forth in
Section 7.03 hereof or, if in the opinion of such accountants any such Default exists, a description of the nature and status thereof. Annual Financial Statements shall also include unaudited consolidating financial statements for the applicable Person, in Proper Form, certified by the chief financial officer or other authorized officer of such Person as true, correct and complete in all material respects.

         "Applications" means all applications and agreements for Letters of Credit, or similar instruments or agreements, in Proper Form, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person.

         "Assignment and Acceptance" shall have the meaning ascribed to such term in Section 11.06 hereof.

         "Bankruptcy Code" means the United States Bankruptcy Code, as amended, and any successor statute.

         "Base Rate" means for any day a rate per annum equal to the lesser of
(a) the Prime Rate for that day minus the applicable Margin Percentage from time to time in effect or (b) the Ceiling Rate.

         "Base Rate Borrowing" means that portion of the principal balance of the Loans at any time bearing interest at the Base Rate.

         "Borrowed Money Indebtedness" means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money (other than the endorsement of negotiable instruments in the ordinary course of business), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors incurred in the ordinary course of such Person's business), (v) all capital lease obligations of such Person, (vi) all obligations of others secured by any lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) Interest Rate Risk Indebtedness of such Person, (viii) all obligations of such Person in respect of outstanding letters of credit issued for the account of such Person securing obligations described in clauses (i) through (vii) above and (ix) all guarantees of such Person of obligations described in the foregoing clauses (i) through (viii) above.

         "Business Day" means any day other than a day on which commercial banks are authorized or required to close in Houston, Texas.

         "Capital Stock" means any class of capital stock, share capital and similar equity interest of a Person.

         "Ceiling Rate" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas (or any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas) laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that Texas law establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in Section 303 of the Texas Finance Code (the "Texas Finance Code")) for that day. Agent may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to Borrower, if and to the extent permitted by the Texas Finance Code. Without notice to Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

         "Change of Control" means an event or series of events by which (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on the Closing Date) or related persons constituting a "group" (as such term is used in Rule 13d-5 under the Exchange Act in effect on the Closing Date), other than the Initial Stockholder Affiliates, is or becomes or has the absolute, unconditional right to become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the date of the Closing Date), directly or indirectly, of 25% or more of the total voting power of the Voting Stock of the Borrower unless at the time in question and all relevant times subsequent thereto, the Initial Stockholder Affiliates are the beneficial owners of a greater percentage of such total voting power than such "person" or "group"; (b) the Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any Person consolidates with, or merges into, the Borrower in a transaction not otherwise permitted hereunder; (c) the Borrower conveys, transfers or leases all or substantially all of its assets to any Person; (d) the stockholders of the Borrower approve any plan of liquidation or dissolution of the Borrower; or (e) during any period of twelve consecutive months, individuals who, at the beginning of such period, constituted the board of directors of the Borrower (together with any new directors whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Borrower then in office.

         "Closing Date" has the meaning set forth in the Preamble hereof.

         "Commitment" means, with respect to each Lender, the Commitment of such Lender to make Revolving Loans and Swingline Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Outstanding Credit Exposure hereunder. The initial amount of each Lender's Commitment is set forth opposite such Lender's name on the signature pages hereof under the

Caption "Commitment" or otherwise provided for in the applicable Assignment and Acceptance Agreement.

         "Commitment Fee Percentage" means the applicable per annum percentage set forth at the appropriate intersection in the table contained in the definition of Margin Percentage based on the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Borrower calculated by the Agent as soon as practicable after receipt by the Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate); provided, however, that if the Commitment Fee Percentage is increased as a result of the reported Leverage Ratio, such increase shall be retroactive to the date that Borrower was obligated to deliver such financial reports to the Agent pursuant to the terms of this Agreement; provided further, however, that if the Commitment Fee Percentage is decreased as a result of the reported Leverage Ratio, and such financial reports are delivered to the Agent not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that Borrower was obligated to deliver such financial reports to the Agent pursuant to the terms of this Agreement.

         "Commitment Percentage" means, with respect to any Lender, the percentage of the total Commitment represented by such Lender's Commitment. If the Commitments have terminated or expired, the Commitment Percentages shall be determined based on the Commitments most recently in effect, giving effect to any assignments.

         "Compliance Certificate" has the meaning set forth in Section 7.02 hereof.

         "Confidential Information" has the meaning set forth in Section 11.15.

         "Corporation" means any corporation, limited liability company, partnership, joint venture, joint stock association, business trust and other business entity.

         "Cover" shall be effected by paying to Agent immediately available funds, to be held by Agent in a collateral account maintained by Agent at its Principal Office and collaterally assigned as security for the financial accommodations extended pursuant to this Agreement using documentation reasonably satisfactory to Agent, in the amount required by any applicable provision hereof. Such amount shall be retained by Agent in such collateral account until such time as in the case of the Cover being provided pursuant to
Section 2.03(a), 3.02(b), 9.01 or 9.03 hereof, the applicable Letter of Credit shall have expired and the Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied; provided, however, that at such time if a Default or Event of Default has occurred and is continuing, Agent shall not be required to release such amount in such collateral account until such Default or Event of Default shall have been cured or waived.

         "Credit Transactions" has the meaning set forth in Section 11.15.

         "Default" means an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Dollars" and "$" means lawful money of the United States of America.

         "Domestic Subsidiary" has the meaning set forth in Section 7.09 hereof.

         "EBITDA" means, without duplication, for any period the consolidated net earnings (excluding any extraordinary gains or losses) of Borrower plus, to the extent deducted in calculating consolidated net income, depreciation, amortization, other non-cash items, Interest Expense, and federal and state income and franchise tax expense and minus, to the extent added in calculating consolidated net income, any non-cash items.

         "Effective Date" means the date upon which all of the conditions described in Section 5.01 have been completed to the reasonable satisfaction of the Agent.

         "Eligible Assignee" means (a) any Lender, (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000.00; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or any successor organization, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000.00; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the Organization for Economic Cooperation and Development or any successor organization; (d) the central bank of any country which is a member of the Organization for Economic Cooperation and Development or any successor organization; and (e) any other bank or similar financial institution approved by the Agent, the Majority Lenders and the Borrower, which consent of the Borrower shall not be unreasonably withheld.

         "Eurodollar Rate" means for any day during an Interest Period for a LIBOR Borrowing a rate per annum equal to the lesser of (a) the sum of (1) the Adjusted LIBOR in effect on the first day of such Interest Period plus (2) the applicable Margin Percentage in effect on the first day of such Interest Period and (b) the Ceiling Rate. Each Eurodollar Rate is subject to adjustments for reserves, insurance assessments and other matters as provided for in Section 3.03(c) hereof.

         "Eurodollar Reserve Requirement" means, on any day, that percentage (expressed as a decimal fraction and rounded, if necessary, to the next highest one ten thousandth [.0001]) which is in effect on such day for determining all reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to "Eurocurrency liabilities," as currently defined in Regulation D. Each determination of the Eurodollar Reserve Requirement by Agent shall be prima facie evidence of the correctness thereof, and may be computed using any reasonable averaging and attribution method.

         "Event of Default" has the meaning set forth in Article IX hereof.

         "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any such day which is a Business Day, the average of the quotations for such day on such transactions received by

Agent from three Federal funds brokers of recognized standing selected by Agent in its sole and absolute discretion.

         "Foreign Subsidiary" has the meaning set forth in Section 7.09 hereof.

         "Funding Loss" means, with respect to (a) Borrower's payment of principal of a LIBOR Borrowing on a day other than the last day of the applicable Interest Period; (b) Borrower's failure to borrow a LIBOR Borrowing on the date specified by Borrower; (c) Borrower's failure to make any prepayment of the Loans (other than Base Rate Borrowings) on the date specified by Borrower; or (d) any cessation of a Eurodollar Rate to apply to the Loans or any part thereof pursuant to Section 3.03, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability actually incurred by any Lender (including but not limited to any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain a Loan).

         "GAAP" means, as to a particular Person, such accounting practice as, in the opinion of independent certified public accountants of recognized national standing regularly retained by such Person, conforms at the time to generally accepted accounting principles, consistently applied for all periods after the Closing Date (except for any such change with which such accountants concur, pursuant to the following sentence) so as to present fairly the financial condition, and results of operations and cash flows, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board, all reports and financial statements required hereunder may be prepared in accordance with such change so long as Borrower provides to Agent such disclosures of the impact of such change as Agent may reasonably require. No such change in any accounting principle or practice shall, in itself, cause a Default or Event of Default hereunder (but Borrower, Agent and Lenders shall negotiate in good faith to replace any financial covenants hereunder to the extent such financial covenants are affected by such change in accounting principle or practice).

         "Governmental Authority" means any foreign governmental authority, the United States of America, any State of the United States, and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Agent, any Lender, any Obligor or their respective Property.

         "Guaranties" means, collectively, any and all guaranties hereafter executed in favor of Agent, for the benefit of Lenders, relating to the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

         "Guarantors" means Hydril General LLC, Hydril Limited LLC, Hydril Company LP and, all other Domestic Subsidiaries of the Borrower, for which a guaranty is requested by Agent in accordance with Section 7.09 hereof.

         "Hazardous Substance" means petroleum products, and any hazardous or toxic waste or substance defined or regulated as such from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law."

         "Indebtedness" means, without duplication, (a) all items which in accordance with GAAP would be included in the liability section of a balance sheet (other than trade accounts payable and accrued expenses (other than Interest Expense) arising in the ordinary course of business) on the date as of which Indebtedness is to be determined (excluding, to the extent applicable, capital stock, surplus, surplus reserves and deferred taxes and other credits); (b) all guaranties, letter of credit contingent reimbursement obligations and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others (other than endorsements for collection in the ordinary course of business); and
(c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed; provided, that the term "Indebtedness" shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee reasonably acceptable to Agent in trust for the payment thereof.

         "Initial Stockholder" means and includes Richard C. Seaver and Christopher T. Seaver.

         "Initial Stockholder Affiliates" means (a) any Initial Stockholder; (b) a spouse, child, lineal descendant, parent or sibling of an Initial Stockholder and any of their estates and legal representatives (each a "Related Person");
(c) any trust or charitable organization of which any Related Person is a trustee, director, beneficiary or grantor; and (d) a corporation, partnership, limited liability company or other similar business entity of which more than 50% of the Voting Stock thereof is controlled, directly or indirectly, by any Person described in clause (a) or clause (b) of this definition.

         "Interest Expense" means, for any period, total interest expense (including interest expense attributable to capitalized leases and net costs under interest rate swap, collar, cap or similar agreements providing interest rate protection), determined in accordance with GAAP.

         "Interest Options" means the Base Rate and each Eurodollar Rate, and "Interest Option" means any of them.

         "Interest Payment Date" means (a) for Base Rate Borrowings, the last day of each month prior to the Maturity Date, and the Maturity Date; and (b) for LIBOR Borrowings, the end of the applicable Interest Period (and if such Interest Period exceeds three months' duration, the 90th day of such Interest Period and the Maturity Date.

         "Interest Period" means, for each LIBOR Borrowing, in respect of any Loan, other than a Swingline Loan, a period commencing on the date such LIBOR Borrowing began and ending on the numerically corresponding day which is, subject to availability as set forth in Section 3.03(c)(iii), 1, 3 or 6 months thereafter, as Borrower shall elect in accordance herewith; provided, (1) unless Agent and, in connection with Interest Periods in respect of Swingline Loans, the Swingline Lender, shall otherwise consent, no Interest Period with respect to a LIBOR Borrowing shall commence on a date earlier than three (3) Business Days after this Agreement shall have been fully executed; (2) any Interest Period with respect to a LIBOR Borrowing which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day, unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding

LIBOR Business Day; (3) any Interest Period with respect to a LIBOR Borrowing which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the appropriate calendar month; (4) no Interest Period for a Loan shall ever extend beyond the Maturity Date; and (5) Interest Periods shall be selected by Borrower in such a manner that the Interest Period with respect to any portion of the Loans which shall become due shall not extend beyond such due date. All Interest Periods for LIBOR Borrowings in respect of Swingline Loans shall be of one (1) month duration.

         "Interest Rate Risk Agreement" means an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar arrangement entered into by a Person for the purpose of reducing such Person's exposure to interest rate fluctuations and not for speculative purposes, with a counterparty reasonably acceptable to Agent, as such agreement may from time to time be amended, modified, restated or supplemented.

         "Interest Rate Risk Indebtedness" means all obligations and Indebtedness of a Person with respect to the program for the hedging of interest rate risk provided for in any Interest Rate Risk Agreement.

         "Investment" means the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property (other than transfers in the ordinary course of business) or capital contribution to, or the incurring of any liability (other than trade accounts payable arising in the ordinary course of business), contingently or otherwise, in respect of the Indebtedness of, any Person.

         "Issuer" means the issuer (or, where applicable, each issuer) of a Letter of Credit under this Agreement.

         "Legal Requirement" means any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future.

         "Letter of Credit" has the meaning set forth in Section 2.03 hereof.

         "Letter of Credit Liabilities" means, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit. For the purpose of determining at any time the amount described in clause (i), in the case of any Letter of Credit payable in a currency other than Dollars, such amount shall be converted by Agent to Dollars by any reasonable method, and such converted amount shall be prima facie evidence of the correctness thereof.

         "Leverage Ratio" means, as of any day, the ratio of (a) Borrowed Money Indebtedness to (b) EBITDA for the most recently completed four (4) consecutive fiscal quarters.

         "LIBOR" means, for each Interest Period for any LIBOR Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the average of the offered quotations appearing on Dow Jones Market Service (formerly Telerate) Page 3750 (or if such Page shall not be available, any successor or similar service as may be selected by Agent and Borrower) as of 10:00 a.m., Houston, Texas time (or as soon thereafter as practicable) on the day two LIBOR Business Days prior to the first day of such Interest Period for deposits in United States dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Borrowing to which such Interest Period relates. If none of such Page 3750 nor any successor or similar service is available, then "LIBOR" shall mean, with respect to any Interest Period for any applicable LIBOR Borrowing, the rate of interest per annum, rounded upwards, if necessary, to the nearest 1/16th of 1%, quoted by Agent at or before 10:00 a.m., Houston, Texas time (or as soon thereafter as practicable), on the date two LIBOR Business Days before the first day of such Interest Period, to be the arithmetic average of the prevailing rates per annum at the time of determination and in accordance with the then existing practice in the applicable market, for the offering to Agent by one or more prime banks selected by Agent in its sole discretion, in the London interbank market, of deposits in United States dollars for delivery on the first day of such Interest Period and having a maturity equal to the length of such Interest Period and in an amount equal (or as nearly equal as may be) to the LIBOR Borrowing to which such Interest Period relates. Each determination by Agent of LIBOR shall be prima facie evidence of the correctness thereof, and may be computed using any reasonable averaging and attribution method.

         "LIBOR Borrowing" means each portion of the principal balance of the Loans at any time bearing interest at a Eurodollar Rate.

         "LIBOR Business Day" means a Business Day on which transactions in United States dollar deposits between lenders may be carried on in the London interbank market.

         "Lien" means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

         "Loans" means the Revolving Loans and Swingline Loans made by the Lenders to the Borrower pursuant to this Agreement.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Pledge Agreement, the Guaranties, all instruments, certificates and agreements now or hereafter executed or delivered by any Obligor to Agent or any Lender pursuant to any of the foregoing or in connection with the Obligations or any commitment regarding the Obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

         "Majority Lenders" means Lenders having (i) prior to the Revolving Loan Termination Date, greater than 66-2/3% of the Total Revolving Loan Commitment and (ii) on and after the Revolving Loan Termination Date, greater than 66-2/3% of the aggregate amount of outstanding Obligations.

         "Margin Percentage" means the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Borrower calculated by the Agent as soon as practicable after receipt by the Agent of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, that if the Margin Percentage is increased as a result of the reported Leverage Ratio, such increase shall be retroactive to the date that Borrower was obligated to deliver such financial reports to the Agent pursuant to the terms of this Agreement and provided further, that if the Margin Percentage is decreased as a result of the reported Leverage Ratio, and such financial reports are delivered to the Agent not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that Borrower was obligated to deliver such financial reports to the Agent pursuant to the terms of this Agreement) regardless, in each case, of whether such date occurs during an existent interest period:

                        LIBOR          Base Rate          Commitment Fee
 Leverage Ratio         Margin          Margin          Percentage (unused)

< 1.25 x               plus 0.85%      minus 1.15%            .20%
= 1.25 x < 1.75 x      plus 1.20%      minus .80%             .20%
= 1.75 x < 2.25 x      plus 1.40%      minus .60%             .20%

         "Maturity Date" means June 30, 2005.

         "Minimum Advance" means $500,000 or an integral multiple of $100,000 in excess thereof.

         "Net Worth" means, as to the Borrower and its Subsidiaries, on a consolidated basis, at any date of determination thereof, the sum of (a) the par value or stated value of its Capital Stock, plus (b) capital in excess of par or stated value of shares of its Capital Stock plus (or minus in the case of a deficit), retained earnings or accumulated deficit, as the case may be plus (c) any other account which, in accordance with GAAP, constitutes stockholders' equity.

         "Notes" shall have the meaning set forth in Section 2.07 hereof.

         "Obligations" means, as at any date of determination thereof, the sum of the following: (i) the aggregate principal amount of Loans outstanding hereunder on such date, plus (ii) the aggregate amount of the outstanding Letter of Credit Liabilities hereunder on such date, plus (iii) all other outstanding liabilities, obligations and indebtedness of any Obligor under any Loan Document on such date.

         "Obligors" means Borrower and each Person now or hereafter executing a Guaranty.

         "Organizational Documents" means, with respect to a corporation, the certificate of incorporation or articles of incorporation (as applicable) and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a trust, the instrument establishing such trust, and with respect to any other business entity, the documents relating to its formation, organization and governance; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof.

         "Outstanding Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans, its Letter of Credit Liabilities and its Swingline Exposure at such time.

         "Past Due Rate" means, on any day, a rate per annum equal to the lesser of (i) the Ceiling Rate for that day or (ii) the Base Rate plus two percent (2%).

         "Permitted Investments" means (a) investments made by the Borrower and its Subsidiaries in accordance with the Investment Policy attached hereto as
Exhibit 1.01A, together with any amendments or replacements to such Investment Policy as are approved by Agent in writing and (b) other investments by Borrower and its Subsidiaries not exceeding one percent (1%) of cash and cash equivalents then on hand, as shown on Borrower's most recent Quarterly Financial Statement, not subject to any lien, security interest or setoff, and not exceeding $1,000,000 in the aggregate at any one time.

         "Permitted Liens" means each of the following: (a) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with GAAP have been set aside therefor;
(b) Liens in effect on the Closing Date and listed on Exhibit 8.02; (c) normal encumbrances and restrictions on title which do not secure Borrowed Money Indebtedness and which do not have a material adverse effect on the value or utility of the applicable Property; (d) Liens in favor of Agent or any Lender under the Loan Documents, including, without limitation, Liens securing Interest Rate Risk Indebtedness owed to one or more of the Lenders (but not to any Person which is not, at such time, a Lender); (e) Liens incurred or deposits made in the ordinary course of business (1) in connection with workmen's compensation, unemployment insurance, social security and other like laws, or (2) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, not, in any of the cases specified in this clause (2), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property; (f) attachments, judgments and other similar Liens arising in connection with court proceedings, provided that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserves made therefor in accordance with GAAP and would not otherwise cause a Default or an Event of Default; (g) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with GAAP;
(h) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, and restrictions on the use of Property, and which do not in any case singly or in the aggregate materially impair the present use or value of the Property subject to any such restriction or materially interfere with the ordinary conduct of the business of any Obligor;
(i) Liens securing purchase money Indebtedness permitted under

Section 8.01 hereof and covering the Property so purchased and improvements or accessions thereto; (j) capital leases and sale/leaseback transactions permitted under the other provisions of this Agreement; and (k) extensions, renewals and replacements of Liens referred to in clauses (a) through (j) of this definition; provided that any such extension, renewal or replacement Lien shall be limited to the Property or assets covered by the Lien extended, renewed or replaced and that the Borrowed Money Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Indebtedness secured by the Lien extended, renewed or replaced.

         "Person" means any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

         "Pledge Agreement" means the Pledge Agreement dated of even date herewith and executed by the Borrower and the Agent for the benefit of the Lenders pledging to the Agent not less than 65% of the Capital Stock of each Subsidiary of Borrower that is not a Domestic Subsidiary.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent, changing when and as said prime rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate, and Bank One, Agent and each Lender disclaims any statement, representation or warranty to the contrary. Bank One, Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "Principal Office" means the principal office of Agent, presently located at 910 Travis, Houston, Harris County, Texas 77002.

         "Proper Form" means in form and substance reasonably satisfactory to Agent.

         "Property" means any interest in any kind of property or asset, whether read, personal or mixed, tangible or intangible.

         "Quarterly Dates" means the last day of each March, June, September and December, provided that if any such date is not a Business Day, then the relevant Quarterly Date shall be the immediately preceding Business Day.

         "Quarterly Financial Statements" means the quarterly financial statements of a Person, which statements shall include a balance sheet as of the end of such fiscal quarter and an income statement and a statement of cash flows for such fiscal quarter and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures as of the end of and for the corresponding fiscal quarter of the preceding year, prepared in accordance with GAAP in all material respects except that such statements are condensed and exclude detailed footnote disclosures and certified by the chief financial officer or other authorized officer of such Person as fairly presenting, in all material respects, the financial condition of such person as of such date. Quarterly Financial Statements shall also include unaudited consolidating financial statements for the applicable Person, in Proper Form, certified by the chief financial officer or other authorized officer of such Person as true, correct and complete in all material respects.

         "Rate Designation Time" means (a) in the case of Base Rate Borrowings, 11:00 a.m., Houston, Texas time, on the date of such borrowing and (b) in the case of LIBOR Borrowings, 11:00 a.m., Houston, Texas time, on the date three LIBOR Business Days preceding the first day of any proposed Interest Period.

         "Rate Designation Notice" means a written notice substantially in the form of Exhibit 1.01B.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and includes any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means, as at any date, the obligations of Borrower then outstanding, or which may thereafter arise, in respect of Letters of Credit under this Agreement, to reimburse the Issuer for the amount paid by Issuer in respect of any drawing under such Letters of Credit, which obligations shall at all times be payable in Dollars notwithstanding any such Letter of Credit being payable in a currency other than Dollars.

         "Request for Extension of Credit" means a request for extension of credit duly executed on behalf of Borrower, appropriately completed and substantially in the form of Exhibit 1.01C attached hereto.

         "Requirements of Environmental Law" means all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees; or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances by Borrower or any of its Subsidiaries.

         "Revolving Loan" means a Loan made pursuant to Section 2.01.

         "Revolving Loan Availability Period" means the period from and including the Closing Date to (but not including) the Revolving Loan Termination Date.

         "Revolving Loan Termination Date" means the earlier of (a) the Maturity Date or (b) the date specified by Agent in accordance with Section 9.01 hereof.

         "Revolving Note" means a Note from the Borrower payable to the order of each Lender in a principal amount equal to the Commitment of such Lender, in substantially the form of Exhibit 2.07A.

         "Secretary's Certificate" means a certificate, in Proper Form, of the Secretary or an Assistant Secretary of a Corporation as to (a) the resolutions of the Board of Directors of such Corporation authorizing the execution, delivery and performance of the documents to be executed by such Corporation; (b) the incumbency and signature of the officer of such Corporation executing such documents on behalf of such Corporation; and (c) the Organizational Documents of such Corporation.

         "Stated Rate" means the effective weighted per annum rate of interest applicable to the Loans; provided, that if on any day such rate shall exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balances of the Notes plus the Additional Interest equals the total amount of interest which would have accrued if there had been no Ceiling Rate. Without notice to Borrower or any other Person, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this definition.

         "Subsidiary" means, as to a particular parent, any entity of which more than 50% of the equity rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent.

         "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Commitment Percentage of the total Swingline Exposure at such time.

         "Swingline Loan" means a Loan made available to the Borrower by the Swingline Lender pursuant to Section 2.02.

         "Swingline Note" means a Note from the Borrower payable to the order of the Swingline Lender, in substantially the form of Exhibit 2.07B.

         "Tangible Net Worth" shall mean Net Worth, less all determined in accordance with GAAP. The term "intangibles" shall include, without limitation,
(1) deferred charges; (2) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired; and (3) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, service marks, goodwill, treasury stock, experimental or organizational expenses and other like intangibles.

         "Taxes" shall have the meaning set forth in Section 4.01(d).

         "Total Capitalization" means the sum of, without duplication, the Borrowed Money Indebtedness of Borrower and its Subsidiaries, on a consolidated basis, and preferred stock and the stockholders' equity (including paid-in capital and retained earnings) of Borrower and its Subsidiaries, determined on a consolidated basis and in accordance with GAAP.

         "Total Revolving Loan Commitment" means the total of the Commitments of each Lender to make Revolving Loans, which as of the Closing Date, equals $15,000,000.

         "UK Loan Agreement" means that certain Loan Agreement dated as of September 25, 2001 among Hydril U.K. Limited, as Borrower, Bank One, NA (London Branch), as Agent,

Issuer and as a Lender, and any other Lenders now or hereafter parties thereto, as such may be amended, modified, restated or supplemented from time to time.

         "Voting Stock" means, with respect to any Person, Capital Stock of any class or classes of a corporation, an association or another business entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of corporate directors (or individuals performing similar functions) of such Person or which permit the holders thereof to control the management of such Person, including general partnership interests in a partnership and membership interests in a limited liability company.

         1.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in each case in accordance with GAAP as in effect on the date of this Agreement.

         1.03 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, unless otherwise indicated, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

         1.04 Miscellaneous. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement.

                                   ARTICLE II
                              COMMITMENTS AND LOANS

         2.01 Commitments. Each Lender severally agrees, subject to all of the terms and conditions of this Agreement (including, without limitation, Article V hereof), from time to time on or after the Closing Date and during the Revolving Loan Availability Period, to make Revolving Loans to Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding the maximum amount that will not result in (a) such Lender's Outstanding Credit Exposure exceeding such Lender's Commitment or (b) the total Outstanding Credit Exposures exceeding the Total Revolving Loan Commitment. Subject to the conditions in this Agreement, any such Revolving Loan repaid prior to the Revolving Loan Termination Date may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such Revolving Loans shall be due and payable in full at the end of the Revolving Loan Availability Period. The aggregate of all Revolving Loans to be made by the Lenders in connection with a particular borrowing shall be equal to a Minimum Advance.

         2.02 Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Loan Availability Period, in an aggregate principal amount up to but not exceeding the maximum amount that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $2,500,000 or (ii) the total Outstanding Credit Exposures exceeding the total Commitments; provided, the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans at any time prior to the Revolving Loan Termination Date. All Swingline Loans shall bear interest at the Eurodollar Rate as determined by the Swingline Lender in its sole discretion on the first day of the month in which the applicable Swingline Loan is made, whether or not a LIBOR Borrowing is actually made or in effect on that date.

         (b) Each Swingline Loan shall be paid in full by the Borrower on or before the seventh (7th) Business Day following the date upon which the Swingline Loan is made. In addition, the Swingline Lender may by written notice given to the Agent not later than 10:00 a.m. Houston time on any Business Day require each Lender (including the Swingline Lender) to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of the Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Agent will give notice thereof to each Lender, specifying in such notice such Lender's pro rata percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Lender, such Lender's pro rata percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 3.01 with respect to Loans made by such Lender (and Section 3.01 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

         2.03 Letters of Credit.

         (a) Letters of Credit. Subject to the terms and conditions of this Agreement, and on the condition that aggregate Letter of Credit Liabilities shall never exceed $2,500,000, Borrower shall have the right to, in addition to Loans provided for in Sections 2.01 and 2.02 hereof, utilize the Commitments from time to time during the Revolving Loan Availability Period by obtaining the issuance of standby letters of credit for the account of Borrower or one of its Subsidiaries if Borrower shall so request in the notice referred to in Section 2.03(b) hereof (such standby letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "Letters of Credit"). Upon the date of the issuance of a Letter of Credit, the Issuer shall be deemed, without further action by any party hereto, to have sold to each Lender, and each such Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuer, a participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities, which participation shall terminate on the earlier of the expiration date of such Letter of Credit or the Revolving Loan Termination Date. Any Letter of Credit that shall have an expiration date after the end of the Revolving Loan Availability Period shall be subject to Cover or backed by a standby letter of credit in form and substance, and issued by a Person, acceptable to Issuer and Agent in each of their sole discretion. Bank One or, with the prior approval of Borrower and Agent, another Lender shall be the Issuer of each Letter of Credit.

         (b) Additional Provisions. The following additional provisions shall apply to each Letter of Credit:

             (i) To obtain a Letter of Credit, Borrower shall give Agent and Issuer notice requesting such Letter of Credit hereunder as provided in
         Section 3.01(c) hereof and shall furnish such additional information regarding such transaction as Agent may reasonably request. Upon receipt of such notice, Agent shall promptly notify each Lender of the contents thereof and of such Lender's Commitment Percentage of the amount of such proposed Letter of Credit.

             (ii) No Letter of Credit may be issued if after giving effect thereto the sum of (A) the aggregate outstanding principal amount of Loans plus (B) the aggregate Letter of Credit Liabilities would exceed the Total Revolving Loan Commitment. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Commitment Percentage of the amount then available for drawings under such Letter of Credit (or any unreimbursed drawings under such Letter of Credit).

             (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse Issuer for the amount paid upon drawing, immediately upon request. Such reimbursement may, subject to satisfaction of the conditions in Sections 5.01 and 5.02 hereof and to the Total Revolving Loan Commitment (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Liability), be made by the borrowing of Loans.

             (iv) If Borrower has not so reimbursed Issuer as provided above, Issuer shall promptly notify Agent, Borrower and each Lender as to the amount to be paid as a result of such demand and each Lender will pay to Agent, for distribution to Issuer, immediately upon demand by Issuer, an amount equal to such Lender's Commitment Percentage of such payment, together with interest thereon for each day from the date of demand to the date of payment at a rate of interest per annum equal to the Federal Funds Rate for such period.

             (v) Borrower will pay to Agent at the Principal Office:

                (1) for the account of the Issuer all administrative charges and expenses customarily charged by it for the issuance, amendment, maintenance or modification of a Letter of Credit upon demand by Issuer;

                (2) for the account of each Lender a letter of credit fee with respect to each Letter of Credit equal to the Margin Percentage for LIBOR Borrowings per annum, never to exceed 1.75% per annum, multiplied by the daily average amount available for drawings under each Letter of Credit (and computed on the basis of the actual number of days elapsed in a year composed of 360 days), in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof, such fee to be due and payable in advance on the date of the issuance thereof. Agent will pay to each Lender, promptly after receiving any payment in respect of letter of credit fees referred to in this clause
                    (v), an amount equal to the product of such Lender's Commitment Percentage times the amount of such fees; and

                (3) for the account of Issuer, in advance on the date of the issuance of the applicable Letter of Credit, a fee in an amount equal to 1/8% of the face amount of the applicable Letter of Credit (such fee to be retained by Issuer for its own account).

              (vi) The issuance by the Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in Article V hereof, be subject to the conditions precedent (A) that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to Agent, and (B) that Borrower shall have executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as Agent shall have reasonably requested and are not inconsistent with the terms of this Agreement. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms hereof shall control.

              (vii) Issuer will send to Borrower, Agent and each Lender, immediately upon issuance of any Letter of Credit issued by Issuer or any amendment thereto, a true and correct copy of such Letter of Credit or amendment.

         (c) Indemnification; Release. Borrower hereby indemnifies and holds harmless Agent, each Lender and Issuer from and against any and all claims and damages, losses, liabilities, costs or expenses which Agent, such Lender or Issuer may incur (or which may be claimed against Agent, such Lender or Issuer by any Person whatsoever), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; provided that Borrower shall not be required to indemnify any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the party seeking indemnification, or (ii) the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law. Borrower agrees not to hold Agent, each Lender and Issuer that has performed its obligations hereunder for any claim, cause of action, damage, loss, liability, reasonable costs or expenses which may now exist or may hereafter arise, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to Agent, such Lender or Issuer, as the case may be, hereunder (but nothing herein contained shall affect any rights Borrower may have against such defaulting Lender). Nothing in this
Section 2.03(c) is intended to limit the obligations of Borrower under any other provision of this Agreement or the obligations of Agent and each Lender under the last sentence of Section 11.04 hereof.

         2.04 Terminations or Reductions of Commitments.

         (a) Mandatory. On the Revolving Loan Termination Date, all Commitments shall be terminated in their entirety.

         (b) No Reinstatement. No termination or reduction of the Commitments may be reinstated without the written approval of Agent and the Lenders.

         2.05 Commitment Fees.

         (a) Borrower shall pay to Agent for the account of each Lender commitment fees for the period from the Closing Date to and including the Revolving Loan Termination Date at a rate per annum equal to the Commitment Fee Percentage. Such commitment fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 360 days) on each day and shall be based on the excess of (x) the aggregate amount of each Lender's Commitment for such day over (y) the sum of (i) the aggregate unpaid principal balance of such Lender's Note on such day plus (ii) such Lender's Commitment Percentage of the aggregate Letter of Credit Liabilities for such day. Accrued commitment fees shall be payable in arrears on the Quarterly Dates prior to the Revolving Loan Termination Date and on the Revolving Loan Termination Date.

         (b) All past due fees payable under this Section 2.05 shall bear interest at the Past Due Rate.

         2.06 Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither Agent nor any Lender shall be responsible or liable for the failure of any other Lender to make a Loan to be made by such other Lender or to participate in, or co-issue, any Letter of Credit. Notwithstanding anything contained herein to the contrary,
(a) no Lender shall be required to make or maintain Loans at any time outstanding if as a result the total Obligations to such Lender shall exceed such Lender's Commitment Percentage of the Total Revolving Loan Commitment and
(b) if a Lender fails to make a Loan as and when required hereunder, then upon each subsequent event which would otherwise result in funds being paid to the defaulting Lender, the amount which would have been paid to the defaulting Lender shall be divided among the non-defaulting Lenders ratably according to their respective shares of the outstanding Commitment Percentages until the Obligations of each Lender (including the defaulting Lender) are equal to such Lender's Commitment Percentage of the total Obligations.

         2.07 Notes. The Revolving Loans made by each Lender shall be evidenced by a Revolving Note payable to the order of such Lender in a principal amount equal to the Commitment of such Lender, and the Swingline Loans shall be evidenced by a Swingline Note payable to the order of the Swingline Lender in a principal amount equal to $2,500,000. The Revolving Notes and the Swingline Notes described in this Section are each, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor, called a "Note" and collectively called the "Notes". Each Lender is hereby authorized by Borrower to endorse on the schedule (or a continuation thereof) that may be attached to each Note of such Lender, to the extent applicable, the date, amount, type of and the applicable period of interest for each Loan made by such Lender to Borrower hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided, that any failure by such Lender to make any such endorsement shall not affect the obligations of Borrower under such Note or hereunder in respect of such Loan.

                                  ARTICLE III
                  BORROWINGS, PREPAYMENTS AND INTEREST OPTIONS

         3.01 Borrowing. (a) Revolving Loan and Letter of Credit Notice. To obtain a Loan (other than a Swingline Loan), or the issuance of a Letter of Credit, Borrower shall deliver to Agent a Request for Extension of Credit to be made hereunder and Agent shall promptly notify each Lender of such request. Not later than 11:00 a.m. Houston time on the date specified in such request for Extension of Credit for each such borrowing hereunder, each Lender shall make available the amount of the Loan, if any, to be made by it on such date to Agent at its Principal Office, in immediately available funds, for the account of Borrower. Such amounts received by Agent will be held in an account maintained by Borrower with Agent. The amounts so received by Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by wiring or otherwise transferring, in immediately available funds, such amount to an account reasonably designated by Borrower.

         (b) Swingline Notice. To obtain a Swingline Loan, Borrower shall deliver to Agent and Swingline Lender a Request for Extension of Credit, not later than 11:00 a.m. Houston time on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which date shall be a Business Day), and the amount of the requested Swingline Loan which shall be an amount not less than $100,000. Swingline Lender shall make available the Swingline Loan to the Borrower at the Principal Office by 2:00 p.m. on the day requested.

         (c) Notice Periods. Notices to Agent of any termination or reduction of Commitments and of borrowings and optional prepayments of Loans and requests for issuances of Letters of Credit shall be irrevocable and shall be effective only if received by Agent not later than 11:00 a.m. Houston time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:

                                                       Number of Business Days
                                                             Prior Notice
                                                             ------------
Termination or Reduction of Commitments                            5
Loan repayment                                                 Same day

Borrowing at the Base Rate                                     Same day
Letter of Credit issuance                                          2
Prepayments required pursuant to Section 3.02(b)               Same day
Borrowing at or conversion to Eurodollar Rate            3 LIBOR Business Days

         (d) Notice Requirements. Each such notice of termination or reduction shall specify the amount of the applicable Commitment to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business Day) and, in the case of Revolving Loans, whether the Base Rate or the Eurodollar Rate shall apply to the borrowing. Agent shall promptly notify the affected Lenders of the contents of each such notice.

         3.02 Prepayments.

         (a) Optional Prepayments. Except Loans bearing interest at the Eurodollar Rate and except as provided in Section 3.03 hereof, Borrower shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any penalty or fee, any Loans at any time or from time to time, provided that Borrower shall give Agent notice of each such prepayment as provided in Section 3.01(c) hereof, and, provided further, Borrower may prepay Swingline Loans at any time without premium or penalty. With respect to Loans bearing interest at the Eurodollar Rate, other than Swingline Loans, Borrower shall not prepay such Loans prior to the end of the applicable Interest Period. Each optional prepayment on a Loan shall be in an amount equal to a Minimum Advance or, if less, the outstanding principal amount of such Loan.

         (b) Cover. Borrower shall from time to time on demand by Agent prepay the Loans, provide Cover or both, as Borrower may elect in such amounts as shall be necessary so that at all times the aggregate outstanding amount of all Obligations (excluding Letter of Credit Liabilities which are subject to Cover) shall be less than or equal to the Total Revolving Loan Commitment.

         (c) Interest Payments. Accrued and unpaid interest on the unpaid principal balance of the Loans shall be due and payable on the Interest Payment Dates.

         (d) Payments and Interest on Reimbursement Obligations. Borrower will pay to Agent for the account of each Lender the amount of each Reimbursement Obligation on the date on which Agent notifies Borrower of the date and amount of the applicable payment by the Issuer of any drawing under a Letter of Credit. The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in Article V hereof have been satisfied, be paid with the proceeds of Loans. Subject to Section 11.07 hereof, Borrower will pay to Agent for the account of each Lender interest at the applicable Past Due Rate on any Reimbursement Obligation and on any other amount payable by Borrower hereunder to or for the account of such Lender (but, if such amount is interest, only to the extent legally allowed), which shall not be paid in full within five (5) days after the date due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the expiration of such five (5) day period until the same is paid in full.

         3.03 Interest Options.

         (a) Options Available. The outstanding principal balance of the Notes other than the Swingline Note (which is covered by Section 2.02(a)), shall bear interest at the Base Rate or the Eurodollar Rate, as elected by Borrower in accordance with the terms hereof; provided, that in respect of all Notes, including the Swingline Note, (1) all past due amounts, both principal and accrued interest, which are not paid in full within five (5) days after the date due (whether at stated maturity, by acceleration or otherwise) shall bear interest at the Past Due Rate for the period commencing on the expiration of such five (5) day period until the same is paid in full, and (2) subject to the provisions hereof, Borrower shall have the option of having all or any portion of the principal balances of the Notes from time to time outstanding bear interest at a Eurodollar Rate. The records of Agent and each of the Lenders with respect to Interest Options, Interest Periods and the amounts of Loans to which they are applicable shall be prima facie evidence of the correctness thereof. Interest on the Loans shall be calculated at the Base Rate except where it is expressly provided pursuant to this Agreement that a Eurodollar Rate or the Past Due Rate is to apply. Interest on the amount of each advance against the Notes shall be computed on the amount of that advance and from the date it is made. Notwithstanding anything in this Agreement to the contrary, for the full term of the Notes the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the debt evidenced thereby (including all interest on the Notes at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate.

         (b) Designation and Conversion. Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. So long as no Event of Default has occurred and is continuing and subject to the last sentence of Section 3.03(a) and the provisions of Section 3.03(c), Borrower may elect to have a Eurodollar Rate apply or continue to apply to all or any portion of the principal balance of the Revolving Notes. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Loans, but such conversion shall not change the respective outstanding principal balances of the Revolving Notes. The Interest Options shall be designated or converted in the manner provided below:

              (i) Borrower shall give Agent telephonic notice, promptly confirmed by a Rate Designation Notice (and Agent shall promptly inform each Lender thereof). Each such telephonic and written notice shall specify the amount of the Loan which is the subject of the designation; the amount of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion and the Interest Period or Periods, if any, selected by Borrower. Such telephonic notice shall be irrevocable and shall be given to Agent no later than the applicable Rate Designation Time.

              (ii) No more than five (5) LIBOR Borrowings shall be in effect with respect to the Loans at any time.

              (iii) Each designation or conversion of a LIBOR Borrowing shall occur on a LIBOR Business Day.

              (iv) Except as provided in Section 3.03(c) hereof, no LIBOR Borrowing shall be converted to a Base Rate Borrowing or another LIBOR Borrowing on any day other than the last day of the applicable Interest Period.

              (v) Each request for a LIBOR Borrowing shall be in the amount equal to a Minimum Advance.

              (vi) Each designation of an Interest Option with respect to the Notes shall apply to all of the Revolving Notes ratably in accordance with their respective outstanding principal balances. If any Lender assigns an interest in any of its Notes when any LIBOR Borrowing is outstanding with respect thereto, then such assignee shall have its ratable interest in such LIBOR Borrowing.

         (c) Special Provisions Applicable to LIBOR Borrowings.

              (i) Options Unlawful. If the adoption of any applicable Legal Requirement after the Closing Date or any change after the Closing Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Closing Date by any central bank or other Governmental Authority shall at any time make it unlawful or impossible for any Lender to permit the establishment of or to maintain any LIBOR Borrowing, the commitment of such Lender to establish or maintain such LIBOR Borrowing shall forthwith be canceled and Borrower shall forthwith, upon demand by Agent to Borrower, (1) convert the LIBOR Borrowing of such Lender with respect to which such demand was made to a Base Rate Borrowing; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate each Lender for any additional cost or expense which any Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Funding Loss which any Lender may incur as a result of such conversion. If, when Agent so notifies Borrower, Borrower has given a Rate Designation Notice specifying a LIBOR Borrowing but the selected Interest Period has not yet begun, as to the applicable Lender such Rate Designation Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Loans made by such Lender specified in such Rate Designation Notice shall bear interest at the Base Rate until a different available Interest Option shall be designated in accordance herewith.

              (ii) Increased Cost of Borrowings. If the adoption, after the Closing Date, of any applicable Legal Requirement or any change after the Closing Date in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the Closing Date by any central bank or Governmental Authority shall at any time as a result of any portion of the principal balances of the Notes being maintained on the basis of a Eurodollar Rate:

                (1) subject any Lender to any Taxes, or any deduction or
                    withholding for any Taxes, on or from any payment due under any LIBOR

                    Borrowing or other amount due hereunder, other than income and franchise taxes (or taxes in lieu thereof) of the United States or its political subdivisions or such other jurisdiction in which the applicable Lender has its principal office or applicable lending office; or

                (2) change the basis of taxation of payments due from Borrower to any Lender under any LIBOR Borrowing (otherwise than by a change in the rate of taxation of the overall net income of such Lender); or

                (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the applicable Eurodollar Rate), special deposit requirement or similar requirement (including, but not limited to, state law requirements and Regulation D) against assets of any Lender, or against deposits with any Lender, or against loans made by any Lender, or against any other funds, obligations or other property owned or held by any Lender; or

                (4) impose on any Lender any other condition regarding any LIBOR
                    Borrowing;

and the result of any of the foregoing is to increase the cost to any Lender of agreeing to make or of making, renewing or maintaining such LIBOR Borrowing, or reduce the amount of principal or interest received by any Lender, then, within 15 Business Days after demand by Agent (accompanied by a statement setting forth in reasonable detail the applicable Lender's basis therefor), which demand must be made not later than ninety (90) days after such loss or increased cost was paid by any such Lender, Borrower shall pay to Agent additional amounts which shall compensate each Lender for such increased cost or reduced amount. The determination by any Lender of the amount of any such increased cost, increased reserve requirement or reduced amount shall be prima facie evidence of the correctness thereof. Borrower shall have the right, if it receives from Agent any notice referred to in this paragraph, upon three Business Days' notice to Agent (which shall notify each affected Lender), either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the LIBOR Borrowing which is the subject of the notice to a Base Rate Borrowing; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate each Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted; and (z) any Funding Loss which any Lender may incur as a result of such repayment or conversion. Each Lender will notify Borrower through Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by Borrower through Agent) will designate a different lending office of such Lender for the applicable LIBOR Borrowing or will take such other action as Borrower may reasonably request if such designation or action is consistent with the internal policy of such Lender and legal and regulatory restrictions, will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender.

              (iii) Inadequacy of Pricing and Rate Determination. If, for any reason with respect to any Interest Period, Agent (or, in the case of clause 3 below, the applicable Lender) shall have determined (which determination shall be prima facie evidence of the correctness thereof) that:

                (1) Agent is unable through its customary general practices to determine any applicable Eurodollar Rate, or

                (2) by reason of circumstances affecting the applicable market, generally, Agent is not being offered deposits in United States dollars in such market, for the applicable Interest Period and in an amount equal to the amount of any applicable LIBOR Borrowing requested by Borrower, or

                (3) as a result of LIBOR market conditions generally, any
                    applicable Eurodollar Rate will not adequately and fairly reflect the cost to any Lender of making and maintaining such LIBOR Borrowing hereunder for any proposed Interest Period,

then Agent shall give Borrower notice thereof and thereupon, (A) any Rate Designation Notice previously given by Borrower designating the applicable LIBOR Borrowing which has not commenced as of the date of such notice from Agent shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until Agent shall notify Borrower that the circumstances giving rise to such notice from Agent no longer exist, each Rate Designation Notice requesting the applicable Eurodollar Rate shall be deemed a request for a Base Rate Borrowing, and any applicable LIBOR Borrowing then outstanding shall be converted, without any notice to or from Borrower, upon the termination of the Interest Period then in effect with respect to it, to a Base Rate Borrowing.

              (iv) Funding Losses. Borrower shall indemnify each Lender against and hold each Lender harmless from any Funding Loss. This indemnity shall survive the payment of the Notes. A certificate of such Lender (explaining in reasonable detail the amount and calculation of the amount claimed) as to any additional amounts payable pursuant to this paragraph submitted to Borrower shall be prima facie evidence of the correctness thereof.

         (d) Funding Offices; Adjustments Automatic; Calculation Year. Any Lender may, if it so elects, fulfill its obligation as to any LIBOR Borrowing by causing a branch or affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or affiliate of such Lender; provided, that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it for the account of such branch or affiliate. Without notice to Borrower or any other Person, each rate required to be calculated or determined under this Agreement shall automatically fluctuate upward and downward in accordance with the provisions of this Agreement. Interest at the Prime Rate shall be computed on the basis of the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be. All other interest required to be calculated or determined under this Agreement shall be computed on the basis of the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, the applicable interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

         (e) Funding Sources. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each LIBOR Borrowing during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

         (f) If any Lender elects to pass through to Borrower any material charge or cost under Section 3.03(c) or elects to terminate the availability of LIBOR Borrowings for any material period of time, Borrower may, within 60 days after the date of such event and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination Borrower shall (i) if Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by Agent (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 11.06; provided further that, prior to substitution for any Lender, Borrower shall have given written notice to Agent of such intention and the Lenders (other than such terminated Lenders) shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace such terminated Lender in lieu of such substitution.

         3.04 No Discrimination. Anything in Section 2.03(c), or in Section 3.03(c) notwithstanding, none of the Lenders shall be permitted to pass through to Borrower charges and costs under such Sections on a discriminatory basis (i.e., which are not also passed through by such Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through).

                                   ARTICLE IV
                   PAYMENTS, PRO RATA TREATMENT, COMPUTATIONS

         4.01 Payments.

         (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower hereunder, under the Notes and under the other Loan Documents shall be made in Dollars, in immediately available funds, to Agent at the Principal Office (or in the case of a successor Agent, at the principal office of such successor Agent in the United States), not later than 11:00 a.m. Houston time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of Borrower with Agent or such Lender, as the case may be, in the event that Borrower has not otherwise paid Agent all amounts that are due.

         (b) Borrower shall, at the time of making each payment hereunder, under any Note or under any other Loan Document, specify to Agent the Loans or other amounts payable by Borrower hereunder or thereunder to which such payment is to be applied. Each payment received by Agent hereunder, under any Note or under any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds. If Agent fails to send to any Lender the applicable amount by the close of business on the date any such payment is received by Agent if such payment is received prior to 11:00 a.m. Houston time (or on the next succeeding Business Day with respect to payments which are received after 11:00 a.m. Houston time), Agent shall pay to the applicable Lender interest on such amount from such date at the Federal Funds Rate. Borrower, the Lenders and Agent acknowledge and agree that this provision and each other provision of this Agreement or any of the other Loan Documents relating to the application of amounts in payment of the Obligations shall be subject to the provisions of Section 4.02 regarding pro rata application of amounts after an Event of Default shall have occurred and be continuing.

         (c) If the due date of any payment hereunder or under any Note falls on a day which is not a Business Day, the due date for such payments (except as otherwise provided in Section 3.03 hereof) shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

         (d) All payments by Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for or on account of any present or future income, stamp, or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority excluding in the case of each Lender taxes imposed on or measured by its net income or franchise taxes (or taxes in lieu thereof) imposed by the jurisdiction in which it is organized or through which it acts for purposes of this Agreement (such non-excluded items being hereinafter referred to as "Taxes"). If as a result of any change in law (or the interpretation thereof having the force of law) after the date that the applicable Lender became a "Lender" under this Agreement any withholding or deduction from any payment to be made to, or for the account of, a Lender by Borrower hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then Borrower will (i) pay to the relevant authority the full amount required to be so withheld or deducted; (ii) to the extent available, promptly forward to Agent an official receipt or other documentation reasonably satisfactory to Agent evidencing such payment to such authority; and (iii) pay to Agent, for the account of each affected Lender, such additional amount or amounts as are necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Each Lender shall determine such additional amount or amounts payable to it (which determination shall be prima facie evidence of the correctness thereof). If a Lender becomes aware that any such withholding or deduction from any payment to be made by Borrower hereunder or under any other Loan Document is required, then such Lender shall promptly notify Agent and Borrower thereof stating the reasons therefor and the additional amount required to be paid under this Section. Each Lender shall execute and deliver to Agent and Borrower such forms as it may be required to execute and deliver pursuant to Section 11.13 hereof. To the extent that any such withholding or deduction results from the failure of a Lender to provide a form required by Section 11.13 hereof (unless such failure is due to some prohibition under applicable Legal Requirements), Borrower shall have no obligation to pay the additional amount required by clause (iii) above. Anything in this Section notwithstanding, if any Lender elects to require payment by Borrower of any material amount under this Section, Borrower may, within 60 days after the date of receiving notice thereof and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination Borrower shall (i) if Agent and each of the other Lenders shall consent, pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by Agent (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 11.06; provided, further, that, prior to substitution for any Lender, Borrower shall have given written notice to Agent of such intention, and the Lenders (other than such terminated Lenders) shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace such terminated Lender in lieu of such substitution.

         (e) All Loans, including all outstanding principal, any accrued unpaid interest, and all fees, shall be due and payable in full on the Revolving Credit Termination Date.

         4.02 Pro Rata Treatment. Except to the extent otherwise provided herein (including, without limitation, those provisions dealing with the Swingline Lender, the Issuer and the Agent): (a) each Loan shall be made ratably from the Lenders in accordance with their respective Commitments; (b) each payment of commitment fees shall be made for the account of the Lenders, and each termination or reduction of the Commitments of the Lenders under Section 2.04 hereof shall be applied, pro rata, according to the Lenders' respective Commitments; (c) each payment by Borrower of principal of or interest on the Loans shall be made to Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of such Loans held by the Lenders; and (d) the Lenders (other than the Issuer) shall purchase from the Issuer participations in each Letter of Credit to the extent of their respective Commitment Percentages.

         4.03 Non-Receipt of Funds by Agent. Unless Agent shall have been notified by a Lender or Borrower (the "Payor") prior to the date on which such Lender is to make payment to Agent of the proceeds of a Loan (or funding of a drawing under a Letter of Credit or reimbursement with respect to any drawing under a Letter of Credit) to be made by it hereunder or Borrower is to make a payment to Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to Agent, the recipient of such payment (or, if such recipient is the beneficiary of a Letter of Credit, Borrower and, if Borrower fails to pay the amount thereof to Agent forthwith upon demand, the Lenders ratably in proportion to their respective Commitment Percentages) shall, on demand, pay to Agent the amount made available by Agent, together with interest thereon in respect of the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

         4.04 Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, on any Reimbursement Obligation or on any other Obligation then due to such Lender hereunder, through the exercise of any right of set-off (including, without limitation, any right of setoff or lien granted under Section 9.02 hereof), banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Loans made, or Reimbursement Obligations or other Obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid Obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made, or Reimbursement Obligations or other Obligations held, by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans, or Reimbursement Obligations or other Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

         5.01 Initial Loans and Letters of Credit. The obligation of each Lender or Issuer to make its initial Loans or issue or participate in a Letter of Credit (if such Letter of Credit is issued prior to the funding of the initial Loans) hereunder is subject to the following conditions precedent, each of which shall have been fulfilled or waived to the reasonable satisfaction of Agent.

         (a) Authorization and Status. Agent shall have received from the appropriate Governmental Authorities certified copies of the Certificate of Incorporation or Articles of Incorporation, as applicable (or equivalent charter document) of each Obligor, and evidence satisfactory to Agent of all action taken by each Obligor authorizing the execution, delivery and performance of the Loan Documents and all other documents related to this Agreement to which it is a party (including, without limitation, a certificate of the secretary of each such party which is a corporation setting forth the resolutions of its Board of Directors authorizing the transactions contemplated thereby and attaching a copy of its bylaws), together with such certificates as may be appropriate to demonstrate the qualification and good standing of and payment of taxes by each Obligor in the jurisdiction of its organization and in each other jurisdiction where the failure in which to qualify would have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of Borrower and its Subsidiaries taken as a whole.

         (b) Incumbency. Each Obligor shall have delivered to Agent a certificate in respect of the name and signature of each of the officers (i) who is authorized to sign on its behalf the applicable Loan Documents related to any Loan or the issuance of any Letter of Credit and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with any Loan or the issuance of any Letter of Credit. Agent and each Lender may conclusively rely on such certificates until they receive notice in writing from the applicable Obligor to the contrary.

         (c) Notes. Agent shall have received (i) the Revolving Notes duly completed and executed, issued by Borrower to (1) Bank One, in the original principal amount of $10,000,000, and (2) Southwest Bank of Texas in the original principal amount of $5,000,000 and (ii) the Swingline Note duly completed and executed, issued by Borrower to the Swingline Lender, in the original principal amount of $2,500,000.

         (d) Loan Documents. Each Obligor shall have duly executed and delivered the other Loan Documents to which it is a party (including the execution of a Guaranty by each Guarantor) in such number of copies as Agent shall have requested. Each such Loan Document shall be in substantially the form furnished to the Lenders prior to their execution of this Agreement, together with such changes therein as Agent may approve.

         (e) Fees and Expenses. Borrower shall have paid to Agent all unpaid fees in the amounts previously agreed upon in writing among Borrower and Agent; and shall have in addition paid to Agent all amounts payable under Section 11.03 hereof, on or before the date of this Agreement, except for amounts which Agent, in its sole discretion, agrees may be paid at a later date.

         (f) Insurance. Borrower shall have delivered to Agent certificates of insurance reasonably satisfactory to Agent evidencing the existence of all insurance required to be maintained by each Obligor by this Agreement.

         (g) Opinions of Counsel. Agent shall have received such opinions of counsel to Obligors as Agent shall reasonably request with respect to Obligors and the Loan Documents.

         (h) Consents. Agent shall have received evidence satisfactory to the Lenders that all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans and the Letters of Credit and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

         (i) Other Documents. Agent shall have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Agent may reasonably request.

         5.02 All Loans and Letters of Credit. The obligation of each Lender to make any Loan to be made by it hereunder or to issue or participate in any Letter of Credit is subject to (a) the accuracy, in all material respects, on the date of such Loan or such issuance, of all representations and warranties of each Obligor contained in this Agreement and the other Loan Documents (other than those which relate specifically to an earlier date or became inaccurate because of transactions permitted under the Loan Documents and consummated after the date of the relevant representation); (b) Agent shall have received the following, all of which shall be duly executed and in Proper Form: (1) a Request for Extension of Credit as to the Loan or the Letter of Credit, as the case may be, no later than 11:00 a.m. Houston time on the Business Day on which such Request for Extension of Credit must be given under Section 3.01(c) hereof, (2) in the case of a Letter of Credit, an Application, and (3) such other documents as Agent may reasonably require; (c) prior to the making of such Loan or the issuance of such Letter of Credit, there shall have occurred no material adverse change in the assets, liabilities, financial condition, business or affairs of Borrower and the Obligors, on a consolidated basis; (d) no Default or Event of Default shall have occurred and be continuing; (e) the making of such Loan or the issuance of such Letter of Credit shall not be illegal or prohibited by any Legal Requirement; and (f) Borrower shall have paid all fees and expenses of the type described in Section 11.03 hereof and all other fees owed to Agent or any Lender under the Loan Documents which are due and payable, in each case, prior to or on the date of such Loan or such issuance. The submission by Borrower of a Request for Extension of Credit shall be deemed to be a representation and warranty that the conditions precedent to the applicable Loan or Letter of Credit have been satisfied.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Borrower represents and warrants (such representations and warranties to survive any investigation and the making of the Loans and the issuance of any Letters of Credit) to the Lenders and Agent as follows:

         6.01 Organization. Each Obligor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all necessary power and authority to conduct its business as presently conducted, and (c) is duly qualified to do business and in good standing in the jurisdiction of its organization and in all jurisdictions in which the failure to so qualify would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of Borrower and its Subsidiaries taken as a whole.

         6.02 Financial Conditions; No Material Adverse Change. (a) Borrower has furnished to Agent (i) audited financial statements (including a balance sheet) as to Borrower which fairly present in all material respects, in accordance with GAAP, the consolidated financial condition and the results of operations of Borrower as at the end of Borrower's fiscal year ended December 31, 2002, (ii) unaudited consolidating financial statements

(including a balance sheet) as to Borrower which fairly present in all material respects, in accordance with GAAP, the financial condition and the results of operations of Borrower, on a consolidating basis, as at the end of Borrower's fiscal year ended December 31, 2002 and (iii) unaudited financial statements (including a balance sheet) as to Borrower which fairly present in all material respects, in accordance with GAAP, the consolidated financial condition and the results of operations of Borrower as at the end of Borrower's fiscal quarter ended March 31, 2003. No events, conditions or circumstances have occurred from the date that the financial statements were delivered to Agent through the Closing Date which would cause said financial statements to be misleading in any material respect. There are no material instruments or liabilities which should be reflected in such financial statements provided to Agent which are not so reflected.

         (b) Since March 31, 2003, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.

         6.03 Enforceable Obligations; Authorization. The Loan Documents are legal, valid and binding obligations of each applicable Obligor, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents by the Obligors party thereto (a) have all been duly authorized by all necessary action on the part of the Obligors; (b) are within the power and authority of each applicable Obligor; (c) do not and will not contravene or violate any Legal Requirement applicable to any applicable Obligor or the Organizational Documents of any applicable Obligor, the contravention or violation of which would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of Borrower and its Subsidiaries taken as a whole; (d) do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which any Obligor or any of its Property may be bound; and (e) do not and will not result in the creation of any Lien upon any Property of any Obligor, except in favor of Agent or as expressly contemplated therein. All necessary permits, registrations and consents for such execution, delivery and performance of the Loan Documents by the Obligors party thereto have been obtained.

         6.04 Litigation. There is no litigation or administrative proceeding, to the knowledge of any executive officer of any Obligor, pending or threatened against, nor any outstanding judgment, order or decree against, any Obligor before or by any Governmental Authority which does or would reasonably be expected to have a material adverse effect on (a) the business, condition (financial or otherwise), operations or Properties of Borrower and its Subsidiaries taken as a whole; or (b) the ability of any Obligor to perform its respective obligations under any Loan Document to which it is a party. Neither Borrower nor its Subsidiaries are in default with respect to any judgment, order or decree of any Governmental Authority where such default would have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of Borrower and its Subsidiaries taken as a whole.

         6.05 Taxes. Borrower and each of its Subsidiaries has filed all tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained or those which are being contested in good faith.

         6.06 Regulations U and X. None of the proceeds of any Loan will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose would constitute this transaction a "purpose credit" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, as any of them may be amended from time to time.

         6.07 Subsidiaries. As of the Closing Date, Borrower has no Subsidiaries other than those set forth on Exhibit 6.07 hereto.

         6.08 No Untrue or Misleading Statements. Taken as a whole, the written information, statements, exhibits, certificates, documents and reports furnished to the Lenders (or any of them) by the Borrower or any other Obligor in connection with the negotiation of this Agreement did not contain any material misstatement of fact or omit to state a material fact (of which any executive officer of any Obligor has knowledge) or any fact (of which any executive officer of any Obligor has knowledge) necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole.

         6.09 Investment Company Act. No Obligor is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

         6.10 Public Utility Holding Company Act. No Obligor is an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         6.11 Compliance. Each Obligor is in compliance with all Legal Requirements applicable to it, except to the extent that the failure to comply therewith would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of Borrower and its Subsidiaries taken as a whole or the ability of any Obligor to perform its obligations under this Agreement or the Loan Documents to which it is a party. Each Subsidiary of Borrower is in compliance with all Legal Requirements applicable to it, except to the extent that the failure to comply therewith would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of Borrower and its Subsidiaries taken as a whole.

         6.12 Use of Proceeds. The proceeds of the Loans shall be used to support the issuance of Letters of Credit, for working capital and general corporate purposes and for acquisitions and capital expenditures. Neither Agent nor any Lender shall have any responsibility as to the use of any Letter of Credit or any proceeds of the Loans. The Borrower represents and warrants to the Lenders and the Agent that all Loans will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in the Texas Finance Code.

         6.13 Reportable Transaction. The Borrower does not intend to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury

Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.

6.14     Defaults.  No Event of Default has occurred and is continuing.

                                  ARTICLE VII
                              AFFIRMATIVE COVENANTS

         Borrower covenants and agrees with Agent and the Lenders that prior to the termination of this Agreement it will do or cause to be done, and cause each of its Subsidiaries (unless limited by the language of the applicable provision to less than all of such Subsidiaries) to do or cause to be done, each and all of the following:

         7.01 Taxes, Existence, Regulations, Property, Etc. At all times, Borrower will, and will cause its Subsidiaries to (a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and adequate reserves in accordance with GAAP have been established therefor; (b) do all things necessary to preserve its existence, qualifications, rights and franchises in all jurisdictions where such failure to qualify would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of Borrower and its Subsidiaries taken as a whole; (c) comply with all applicable Legal Requirements (including without limitation Requirements of Environmental
Law) in respect of the conduct of its business and the ownership of its Property, the noncompliance with which would reasonably be expected to have a material adverse effect on (1) the business, condition (financial or otherwise), operations or Properties of Borrower and its Subsidiaries taken as a whole, or
(2) the ability of any Obligor to perform its obligations under any Loan Document to which it is a party; and (d) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to such Property as may be reasonably necessary to conduct its business properly and efficiently.

         7.02 Financial Statements and Information. Borrower will furnish or cause to be furnished to Agent and each Lender each of the following: as soon as available and in any event within 120 days after the end of each applicable fiscal year, beginning with the fiscal year ending on December 31, 2003, Annual Financial Statements of Borrower; as soon as available and in any event within 45 days after the end of each fiscal quarter (other than the last fiscal quarter) of each applicable fiscal year, Quarterly Financial Statements of Borrower; (c) concurrently with the financial statements provided for in Sections 7.02(a) and 7.02(b) hereof, such schedules, computations and other information, in reasonable detail, as may be required by Agent to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified and signed by the president, the chief financial officer or the treasurer of Borrower (or other authorized officer approved by Agent) as true and correct in all material respects to the best knowledge of such officer and, commencing with the quarterly financial statement prepared as of June 30, 2003, a compliance certificate ("Compliance Certificate") in the form of Exhibit 7.02 hereto, duly executed by such authorized officer; (d) by January 31 of each fiscal year, Borrower's annual business plan for such fiscal year (including its balance sheet and income and cash flow projections for such fiscal year); and (e) such other information relating to the condition (financial or otherwise), operations, prospects or business of Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Agent.

         7.03 Financial Tests. Borrower will have and maintain:

         (a) Tangible Net Worth. Tangible Net Worth, as of the last date of any of the periods covered by the financial statements required to be delivered to Agent pursuant to Sections 7.02(a) or 7.02(b), of not less than $100,000,000.

         (b) Leverage Ratio. A Leverage Ratio of not greater than 2.25 to 1.0 as of the last date of any of the periods covered by the financial statements required to be delivered to Agent pursuant to Sections 7.02(a) or 7.02(b).

         7.04 Inspection. Subject to Section 11.15 hereof, Borrower will permit and will cause its Subsidiaries to permit Agent and each Lender upon 3 days' prior notice (unless a Default or an Event of Default has occurred which is continuing, in which case no prior notice is required) to inspect its Property, to examine its files, books and records, except privileged communication with legal counsel and classified governmental material, and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all during normal business hours and at such intervals and to such extent as Agent or such Lender may reasonably desire.

         7.05 Further Assurances. Borrower will and will cause its Subsidiaries to promptly execute and deliver, at Borrower's expense, any and all other and further instruments which may be reasonably requested by Agent to cure any defect in the execution and delivery of any Loan Document in order to effectuate the transactions contemplated by the Loan Documents.

         7.06 Books and Records. Borrower will and will cause its Subsidiaries to maintain books of record and account which permit financial statements to be prepared in accordance with GAAP.

         7.07 Insurance. Borrower will and will cause each of its Subsidiaries to maintain insurance with such insurers, on such of its Property, with responsible companies in such amounts, with such deductibles and against such risks as are usually carried by owners of similar businesses and properties in the same general areas in which the applicable Corporation operates or as Agent may otherwise reasonably require, and furnish Agent satisfactory evidence thereof promptly upon request therefor.

         7.08 Notice of Certain Matters. Borrower will furnish or cause to be furnished to Agent written notice of the following promptly after any executive officer of Borrower shall become aware of the same:

         (a) the issuance by any court or governmental agency or authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting, the performance of this Agreement, any other Loan Document, or the making of the Loans or the initiation of any litigation, or any claim or controversy which would reasonably be expected to result in the initiation of any litigation, seeking any such injunction, order or other restraint;

         (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any court or any Governmental Authority involving claims in excess of $5,000,000 against Borrower or any of its Subsidiaries or which may reasonably be expected to result in a Default hereunder; and

         (c) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with the respect thereto.

Borrower will also notify Agent in writing at least 30 days prior to the date that Borrower changes its jurisdiction of organization.

         7.09 New Subsidiaries. Borrower will promptly notify the Agent of the creation of any Subsidiary of Borrower under the laws of the United States or any state or territory thereof ("Domestic Subsidiary") and any Subsidiary under the laws of any foreign jurisdiction ("Foreign Subsidiary"), and will: (i) in the case of any Foreign Subsidiary, deliver to the Agent a stock certificate and stock power evidencing, or a security agreement and financing statement pledging sixty-five percent (65%) of the ownership of such Foreign Subsidiary held by Borrower (or any of Borrower's other Subsidiaries) and (ii) execute such additional documents (including a pledge agreement in substantially the form of the Pledge Agreement) or modifications to the Loan Documents as required to insure Agent holds a perfected security interest in such 65% ownership interest. In the case of any Domestic Subsidiary, Borrower will cause, upon request by Agent, such Domestic Subsidiary to execute a Guaranty guarantying the Obligations.

         7.10 Change of Control. Upon a Change of Control, all Obligations shall become immediately due and payable and Agent and Lender shall be entitled to exercise any rights and remedies under Article IX.


                                  ARTICLE VIII
                               NEGATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired (or Cover or a standby letter of credit provided therefor, as contemplated by the penultimate sentence of Section 2.03(a)and all disbursements made pursuant to all Letters of Credit shall have been reimbursed, the Borrower covenants and agrees with the Agent and the Lenders that:

         8.01 Borrowed Money Indebtedness. The Borrower will not, and will not suffer or permit any of its Subsidiaries to create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Borrowed Money Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following: (a) Indebtedness under this Agreement and the other Loan Documents, (b) Indebtedness under the UK Loan Agreement additional Indebtedness not to exceed $75,000,000 of which up to $10,000,000 may be purchase money Indebtedness; provided, however, that the Obligations shall rank in right of payment senior to or pari passu with the Indebtedness (other than purchase money Indebtedness) allowed under Section 8.01(c).

         8.02 Liens. The Borrower will not, and will not suffer or permit any of its Subsidiaries to create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its rights to income or revenues not yet received; provided, however, that Borrower and any of its Subsidiaries may create or suffer to exist Permitted Liens, and may grant Liens to secure the $10,000,000 purchase money indebtedness permitted under Section 8.01 above.

         8.03 Mergers, Consolidations and Dispositions of Assets. The Borrower will not, and will not suffer or permit any of its Subsidiaries to, in any single transaction or series of transactions, directly or indirectly, wind up, liquidate or dissolve its affairs, or effect any merger or consolidation, sell, lease or otherwise dispose of all or any part of its Property or assets (other than sales of inventory in the ordinary course of business), or purchase, lease or otherwise acquire all or any part of the Capital Stock of any Person, or agree to do any of the foregoing at any future time, except that this Section
8.03 shall not prohibit any of the following transactions, or any agreement to effect the same:

         (a) the purchase, lease or sale of inventory or the acquisition of facilities, equipment and other assets, in each case, by either Borrower or any of its Subsidiaries in the ordinary course of business;

         (b) dispositions of assets, having an aggregate net book value (such net book value being determined immediately after the consummation of each such disposition) during the then current fiscal year of the Borrower of no more than 15% of the Total Capitalization of the Borrower and its Subsidiaries minus all intangibles, as such term is defined in the definition of Tangible Net Worth;

         (c) dispositions of assets in connection with the obsolescence or replacement thereof, and

         (d) the merger or consolidation of any other Person with and into the Borrower provided that (i) the Borrower is the surviving entity, (ii) the Borrower shall be in compliance, on a pro forma basis after giving effect to such transaction, with the covenants contained in Section 7.03 recomputed on a trailing twelve (12) month basis, (iii) immediately after giving effect and pro forma effect thereto, all representations and warranties made herein (other than those which relate specifically to an earlier date or which become inaccurate because of transactions permitted under the Loan Documents) shall be true and correct and no event shall occur or be continuing that constitutes either a Default or an Event of Default, and (iv) Agent is given at least ten (10) days' prior notice of such merger or consolidation.

         8.04 Redemption, Dividends and Distributions. Borrower will not, and will not permit any of its Subsidiaries to, at any time, declare or make, or incur any liability to declare or make, any dividend, distribution, redemption, payment or similar item in respect of any of its shareholders or holders of its Indebtedness unless, immediately after giving effect to such action, no Default or Event of Default would exist (including, without limitation, under Section
7.03 hereof).

         8.05 Nature of Business. The Borrower will not, and will not suffer or permit any of its Subsidiaries to change the nature of its business in any substantial respect or enter into any business which is substantially different from the business in which it is presently engaged.

         8.06 Transactions with Related Parties. The Borrower will not, and will not suffer or permit any of its Subsidiaries to enter into any transaction or agreement with any officer, director or holder of any equity interest in Borrower or any of its Subsidiaries (or any Affiliate of any such Person) other than transactions among Obligors, unless the same is upon terms substantially similar to (or more favorable to the relevant Obligor than) those obtainable from wholly unrelated sources (to the best knowledge of the executive officers of the applicable Corporation or Affiliate, after making reasonable inquiry of the personnel and records of the applicable Corporation or Affiliate).

         8.07 Loans and Investments. The Borrower will not, and will not suffer or permit any of its Subsidiaries to make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment except
(a) Permitted Investments; (b) Investments in any Obligor; (c) advances to Subsidiaries which are not Obligors, but the aggregate of such advances may not exceed $8,000,000 at any one time outstanding; and (d) normal and reasonable advances in the ordinary course of business to directors, officers and employees.

         8.08 Organizational Documents. The Borrower will not, and will not suffer or permit any of its Subsidiaries to amend, modify, restate or supplement any of its Organizational Documents if such action would reasonably be expected to materially and adversely affect any Loan or Obligation or the abilities of Borrower to perform its Obligations under any Loan Document, unless such action shall be consented to in writing by Agent.

         8.09 Negative Pledges. The Borrower will not, and will not suffer or permit any of its Subsidiaries to enter into any agreement or contract (other than the UK Loan Agreement) which in any way (except pursuant to (i) the terms of a transaction creating a Lien permitted pursuant to clause (h), (i) or (j) of the definition of Permitted Encumbrances or (ii) customary limitations and restrictions constituting negative pledges contained in, and limited to, specific leases, licenses, joint venture and similar agreements) prohibits or limits the ability of the Borrower or any of its Subsidiaries to grant Cover or to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenue or Property, whether now owned or hereafter acquired.

                                   ARTICLE IX
                              DEFAULTS AND REMEDIES

         9.01 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur, then Agent may (and at the direction of the Majority Lenders, shall) do any or all of the following: (1) without notice to Borrower or any other Person, declare the Commitments terminated (whereupon all Commitments shall be terminated) and/or accelerate the Revolving Loan Termination Date to a date as early as the date of termination of the Commitments; (2) terminate any Letter of Credit allowing for such termination, by sending a notice of termination as provided therein and require Borrower to provide Cover for outstanding Letters of Credit; (3) declare the principal amount then outstanding of and the unpaid accrued interest on the Loans and Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower; provided that in the case of the occurrence of an Event of Default with respect to any Obligor referred to in clause (f), (g) or (h) of this Section 9.01, the Commitments shall be automatically terminated and the principal amount then outstanding of and unpaid accrued interest on the Loans and the Reimbursement Obligations and all fees and all other amounts payable hereunder, under the Notes and under the other Loan Documents shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower; and (4) exercise any or all other rights and remedies available to Agent or any of the Lenders under the Loan Documents, at law or in equity:

         (a) Payments - (i) any Obligor shall fail to make any payment or required prepayment of any installment of principal on the Loans or any Reimbursement Obligation payable under the Notes, this Agreement or the other Loan Documents when due or (ii) any Obligor fails to make any payment or required prepayment of interest with respect to the Loans, any Reimbursement Obligation or any other fee or amount under the Notes, this Agreement or the other Loan Documents when due and such failure to pay continues unremedied for a period of five (5) days; or

         (b) Other Obligations - Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any Indebtedness having an outstanding principal amount of at least $5,000,000 (other than the Loans and Reimbursement Obligations) including, without limitation, the UK Loan Agreement and such default shall continue beyond any applicable period of grace; or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof and such event or condition shall not be cured within any applicable period of grace; or

         (c) Representations and Warranties - any representation or warranty made or deemed made by or on behalf of any Obligor in this Agreement or any other Loan Document or in any certificate furnished or made by any Obligor to Agent or the Lenders in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect as of the date thereof or as of the date as of which the facts therein set forth were stated or certified or deemed stated or certified; or

         (d) Affirmative Covenants - (i) default shall be made in the due observance or performance of any of the covenants or agreements contained in Sections 7.03 and 7.10 hereof, (ii) default shall be made in the due observance or performance of any of the covenants or agreements contained in Sections 7.02, 7.04, 7.07 or 7.08 hereof and, in each case, such default continues unremedied for a period of 20 days after (x) notice thereof is given by Agent to Borrower or (y) such default otherwise becomes known to any executive officer of Borrower, whichever is earlier, or (iii) default is made in the due observance or performance of any of the other covenants and agreements contained in Article VII hereof or any other affirmative covenant of any Obligor contained in this Agreement or any other Loan Document and such default continues unremedied for a period of 30 days after (x) notice thereof is given by Agent to Borrower or (y) such default otherwise becomes known to any executive officer of Borrower, whichever is earlier; or

         (e) Negative Covenants - default is made in the due observance or performance by Borrower of any of the other covenants or agreements contained in
Article VIII of this Agreement or of any other negative covenant of any Obligor contained in this Agreement or any other Loan Document; or

         (f) Involuntary Bankruptcy or Receivership Proceedings - a receiver, conservator, liquidator or trustee of Borrower or any of its Subsidiaries or of any of their respective Property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 60 days; or Borrower or any of its Subsidiaries is adjudicated bankrupt or insolvent; or any of such Person's Property is sequestered by court order and such order remains in effect for more than 60 days; or a petition is filed against Borrower or any of its Subsidiaries under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, dissolution, liquidation or receivership law or any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing; or

         (g) Voluntary Petitions or Consents - Borrower or any of its Subsidiaries commences a voluntary case or other proceeding or order seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or fails generally to, or cannot, pay its debts generally as they become due or takes any corporate action to authorize or effect any of the foregoing; or

         (h) Assignments for Benefit of Creditors or Admissions of Insolvency - Borrower or any of its Subsidiaries makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of such Corporation or of all or any substantial part of its Property; or

         (i) Undischarged Judgments - a final non-appealable judgment or judgments for the payment of money exceeding, in the aggregate, $2,000,000 (exclusive of amounts covered by insurance or indemnity) is rendered by any court or other governmental body against Borrower or any if its Subsidiaries and such Corporation does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof; or

         (j) Concealment - Borrower or any of its Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

         (k) Ownership Change or Encumbrance - any Person other than Borrower or another Guarantor shall own more than fifty percent (50%) of the outstanding equity interest in any Guarantor (other than directors' qualifying shares mandated by applicable law) or any Person shall acquire any Lien (other than Liens contemplated hereunder) on Borrower's interest in and to the equity interest in any Subsidiary of Borrower; or

         9.02 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to any Obligor (any such notice being expressly waived by Borrower and the other Obligors), to setoff and apply any and all deposits (general or special, time or demand, provisional or final, but excluding the funds held in accounts clearly designated as escrow or trust accounts held by Borrower or any other Obligor for the benefit of Persons which are not Affiliates of any Obligor, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or Property at any time held, and other Indebtedness at any time owing by such Lender to or for the credit or the account of Borrower or any other Obligor against any and all of the Obligations irrespective of whether or not such Lender or Agent will have made any demand under this Agreement, the Notes or any other Loan Document. Should the right of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to Borrower pro rata in accordance with their Commitments. Each Lender agrees to promptly notify Borrower and Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of Agent and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which Agent or the Lenders may have. This Section is subject to the terms and provisions of Sections 4.04 and 11.07 hereof.

         9.03 Collateral Account. Borrower hereby agrees, in addition to the provisions of Section 9.01 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by Agent or the Majority Lenders (through Agent), pay to Agent an amount in immediately available funds equal to the then aggregate amount available for drawings under all Letters of Credit issued for the account of Borrower, which funds shall be held by Agent as Cover; Agent shall release such Cover upon Borrower's request if (a) no Default or Event of Default then exists and (b) the release of such Cover would not give Agent the right to demand a prepayment pursuant to Section 3.02(b) hereof.

         9.04 Remedies Cumulative. To the maximum extent not prohibited by applicable law, no remedy, right or power conferred upon Agent or any Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

                                   ARTICLE X
                                      AGENT

         10.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder, under the Letters of Credit and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Any Loan Documents executed in favor of Agent shall be held by Agent for the ratable benefit of the Lenders. Agent ("Agent" as used in this Article X shall include reference to its Affiliates and its own and its Affiliates' respective officers, shareholders, directors, employees and agents) (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit, and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender;
(b) shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement, the Letters of Credit or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectibility, recording, perfection, existence or sufficiency of this Agreement, the Letters of Credit, or any other Loan Document or any other document referred to or provided for herein or therein or any Property covered thereby or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder, and shall not have any duty to inquire into or pass upon any of the foregoing matters; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent requested by the Majority Lenders; (d) shall not be responsible for any mistake of law or fact or any action taken or omitted to be taken by it hereunder or under the Letters or Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, including, without limitation, pursuant to its own negligence, except for its own gross negligence or willful misconduct; (e) shall not be bound by or obliged to recognize any agreement among or between Borrower and any Lender to which Agent is not a party, regardless of whether Agent has knowledge of the existence of any such agreement or the terms and provisions thereof; (f) shall not be charged with notice or knowledge of any fact or information not herein set out or provided to Agent in accordance with the terms of this Agreement or any other Loan Document; (g) shall not be responsible for any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; and (h) shall not be responsible for the acts or edicts of any Governmental Authority. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without in any way limiting any of the foregoing, each Lender acknowledges that Agent shall have no greater responsibility in the operation of the Letters of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500). In any foreclosure proceeding concerning any collateral, each holder of an Obligation if bidding for its own account or for its own account and the accounts of other Lenders is prohibited from including in the amount of its bid an amount to be applied as a credit against the Obligations held by it or the Obligations held by the other Lenders; instead, such holder must bid in cash only. However, in any such foreclosure proceeding, Agent may (but shall not be obligated to) submit a bid for all Lenders (including itself) in the form of a credit against the

Obligations, and Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all Lenders.

         10.02 Reliance. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for Borrower), independent accountants and other experts selected by Agent. Agent shall not be required in any way to determine the identity or authority of any Person delivering or executing the same. As to any matters not expressly provided for by this Agreement, the Letters of Credit, or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If any order, writ, judgment or decree shall be made or entered by any court affecting the rights, duties and obligations of Agent under this Agreement or any other Loan Document, then and in any of such events Agent is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Loan Document or otherwise; and if Agent complies with any such order, writ, judgment or decree, then it shall not be liable to any Lender or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         10.03 Defaults. Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or Reimbursement Obligations) unless Agent has received notice from a Lender or Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that Agent receives such a Notice of Default, Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall (subject to Section
10.07 hereof) take such action with respect to such Notice of Default as shall be directed by the Majority Lenders and within its rights under the Loan Documents and at law or in equity, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Notice of Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents, at law or in equity.

         10.04 Material Written Notices. In the event that Agent receives any written notice of a material nature from Borrower or any Obligor under the Loan Documents, Agent shall promptly inform each of the Lenders thereof.

         10.05 Rights as a Lender. With respect to its Commitments and the Loans made and Letter of Credit Liabilities, Bank One in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting in its agency capacity, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with Borrower (and any of its Affiliates) as if it were not acting as Agent, and Agent may accept fees and other consideration from Borrower (in addition to the fees heretofore agreed to between Borrower and Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         10.06 Indemnification. The Lenders agree to indemnify Agent (to the extent not reimbursed under Section 2.03(c), Section 11.03 or Section 11.04 hereof, but without limiting the obligations of Borrower under said Sections 2.03(c), 11.03 and 11.04), ratably in accordance with the sum of the Lenders' respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement, the Letters of Credit or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Sections 2.03(c), 11.03 and
11.04 hereof, interest, penalties, attorneys' fees and amounts paid in settlement, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders under this Section 10.06 shall survive the termination of this Agreement and the repayment of the Obligations.

         10.07 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has received current financial information with respect to Borrower and each other Obligor that it has, independently and without reliance on Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and each other Obligor and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, under the Letters of Credit or the other Loan Documents, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor (or any of their affiliates) which may come into the possession of Agent.

         10.08 Failure to Act. Except for action expressly required of Agent hereunder, under the Letters of Credit or under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section

10.06 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         10.09 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Lenders and Borrower, and Agent may be removed at any time with or without cause by the Majority Lenders; provided, that Agent shall continue as Agent until such time as any successor shall have accepted appointment as Agent hereunder. Upon any such resignation or removal, (i) the Majority Lenders without the consent of Borrower shall have the right to appoint a successor Agent so long as such successor Agent is also a Lender at the time of such appointment and (ii) the Majority Lenders shall have the right to appoint a successor Agent that is not a Lender at the time of such appointment so long as Borrower consents to such appointment (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents. Such successor Agent shall promptly specify by notice to Borrower its Principal Office. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         10.10 No Partnership. Neither the execution and delivery of this Agreement nor any of the other Loan Documents nor any interest the Lenders, Agent or any of them may now or hereafter have in all or any part of the Obligations shall create or be construed as creating a partnership, joint venture or other joint enterprise between the Lenders or among the Lenders and Agent. The relationship between the Lenders, on the one hand, and Agent, on the other, is and shall be that of principals and agent only, and nothing in this Agreement or any of the other Loan Documents shall be construed to constitute Agent as trustee or other fiduciary for any Lender or to impose on Agent any duty, responsibility or obligation other than those expressly provided for herein and therein.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.01 Waiver. No waiver of any Default or Event of Default shall be a waiver of any other Default or Event of Default. No failure on the part of Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

         11.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telegraph, telecopy (confirmed by mail), cable or other writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or provided for in an Assignment and Acceptance); or, as to any party hereto, at such other address as shall be designated by such party in a notice (given in accordance with this Section) (i) as to Borrower, to Agent, (ii) as to Agent, to Borrower and to each Lender, and (iii) as to any Lender, to Borrower and Agent. Except as otherwise provided in this Agreement, all such notices or communications shall be deemed to have been duly given when (i) transmitted by telex or telecopier or delivered to the telegraph or cable office, (ii) personally delivered, (iii) one Business Day after deposit with an overnight mail or delivery service, postage prepaid or (iv) three Business Days after deposit in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, in each case given or addressed as aforesaid.

         11.03 Expenses, Etc. Whether or not any Loan is ever made or any Letter of Credit ever issued, Borrower shall pay or reimburse within 30 days after written demand (a) Agent for paying the reasonable fees and expenses of legal counsel to Agent, together with the reasonable fees and expenses of each local counsel to Agent, in connection with the preparation, negotiation, execution and delivery of this Agreement (including the exhibits and schedules hereto) and the other Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder, and any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other Loan Document; (b) Agent for any lien search fees incurred in connection with the transactions contemplated hereby; (c) Agent for reasonable out-of-pocket expenses incurred in connection with the preparation, documentation, administration and syndication of the Loans or any of the Loan Documents (including, without limitation, the advertising, marketing, printing, publicity, duplicating, mailing and similar expenses) of the Loans and Letter of Credit Liabilities; (d) Agent for paying all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (e) Agent for paying all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by this Agreement or any document referred to herein; and (f) following the occurrence and during the continuation of an Event of Default, any Lender or Agent for paying all amounts reasonably expended, advanced or incurred by such Lender or Agent to satisfy any obligation of any Obligor under this Agreement, to collect the Obligations or to enforce, protect, preserve or defend the rights of the Lenders or Agent under this Agreement or any other Loan Document, including, without limitation and to the maximum extent not prohibited by applicable law, reasonable fees and expenses incurred in connection with such Lender's or Agent's participation as a member of a creditor's committee in a case commenced under the Bankruptcy Code or other similar law, fees and expenses incurred in connection with lifting the automatic stay prescribed in ss. 362 of the Bankruptcy Code and fees and expenses incurred in connection with any action pursuant to ss. 1129 of the Bankruptcy Code and all other customary out-of-pocket expenses incurred by such Lender or Agent in connection with such matters, together with interest thereon at the Past Due Rate on each such amount until the date of reimbursement to such Lender or Agent; but the performance by the Agent or any Lender of an agreement, covenant or obligation of the Borrower under any Loan Document which the Borrower has not performed shall not be considered or constitute a cure of such default or a waiver of the Agent's or any Lender's right at any time after an Event of Default to exercise its rights and remedies under the Loan Documents and applicable law.

         11.04 Indemnification. Borrower shall indemnify each of Agent, the Lenders, and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, insofar as such losses, liabilities, claims or damages arise out of or result from any (i) actual or proposed use by Borrower of the proceeds of any extension of credit (whether a Loan or a Letter of Credit) by any Lender hereunder; (ii) breach by any Obligor of this Agreement or any other Loan Document; (iii) violation by any Obligor of any Legal Requirement; (iv) investigation, litigation or other proceeding relating to any of the foregoing, and Borrower shall reimburse Agent, each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding; or (v) taxes (excluding income taxes and franchise taxes) payable or ruled payable by any Governmental Authority in respect of the Obligations or any Loan Document, together with interest and penalties (other than interest or penalties resulting from the failure of the applicable indemnified party to pay any such taxes when due), if any; provided, however, that Borrower shall not have any obligations pursuant to this Section with respect to any losses, liabilities, claims, damages or expenses incurred by the Person seeking indemnification by reason of the gross negligence or willful misconduct of that Person or with respect to any disputes between or among any and all of Agent, Lenders and Issuers. Nothing in this Section is intended to limit the obligations of Borrower under any other provision of this Agreement. Agent and each Lender, respectively, shall indemnify Borrower and hold Borrower harmless from and against the gross negligence or willful misconduct of Agent or such Lender, as the case may be.

         11.05 Amendments, Etc. No amendment or modification of this Agreement, the Notes or any other Loan Document shall in any event be effective against Borrower unless the same shall be agreed or consented to in writing by Borrower. No amendment, modification or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor any consent to any departure by Borrower therefrom, shall in any event be effective against the Lenders unless the same shall be agreed or consented to in writing by the Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (a) increase any Commitment of any of the Lenders; (b) reduce the principal of, or interest on, any Loan, Reimbursement Obligation or fee payable to such Lender hereunder; (c) postpone or extend the Maturity Date, the Revolving Loan Termination Date, the Revolving Loan Availability Period or any scheduled date fixed for any payment of principal of, or interest on, any Loan, Reimbursement Obligation, fee or other sum to be paid hereunder or waive any Event of Default described in Section 9.01(a) hereof; (d) change the percentage of any of the Commitments or of the aggregate unpaid principal amount of any of the Loans and Letter of Credit Liabilities, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in Sections 2.03(c), 11.03 or 11.04 hereof or this Section 11.05; (f) release any Person from liability under a Guaranty; or (g) modify the provisions of Sections 4.01(b) or 4.02 hereof regarding pro rata application of amounts after an Event of Default shall have occurred and be continuing. Notwithstanding anything in this Section 11.05 to the contrary, no amendment, modification, waiver or consent shall be made with respect to matters affecting the Issuer or the Agent, without the consent of said parties.

         11.06 Successors and Assigns.

         (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and the Lenders and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders, and any such assignment or transfer without such consent shall be null and void. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Notes, Commitments or interests in Letters of Credit, in which event, without limiting the foregoing, the provisions of the Loan Documents shall inure to the benefit of each purchaser of a participation; provided, however, the pro rata treatment of payments, as described in Section
4.02 hereof, shall be determined as if such Lender had not sold such participation. Any Lender that sells one or more participations to any Person shall not be relieved by virtue of such participation from any of its obligations to Borrower under this Agreement relating to the Loans. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers with respect to (i) any fees payable hereunder to the Lenders and (ii) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans.

         (b) Each Lender may assign to one or more Lenders or any Eligible Assignee all or a portion of its interests, rights and obligations under this Agreement; provided, however, that (i) the aggregate amount of the Commitments of the assigning Lender subject to each such assignment shall in no event be less than $5,000,000; (ii) other than in the case of an assignment to another Lender (that is, at the time of the assignment, a party hereto) or to an Affiliate of such Lender or to a Federal Reserve Bank, Agent and, so long as no Event of Default shall have occurred and be continuing, Borrower, must each give its prior written consent to any such assignment, which consent shall not be unreasonably withheld; and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance an Assignment and Acceptance in the form of Exhibit 11.06(b) hereto (each an "Assignment and Acceptance") with blanks appropriately completed, together with any Note or Notes subject to such assignment and a processing and recording fee of $3,000 paid by the assignee (for which Borrower will have no liability). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto except in respect of provisions of this Agreement which survive payment of the Obligations and termination of the Commitments). Notwithstanding anything contained in this

Agreement to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it as collateral to a Federal Reserve Bank; provided that no such assignment shall release such Lender from any of its obligations hereunder.

         (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.02 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents;
(v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

         (d) The entries in the records of Agent as to each Assignment and Acceptance delivered to it and the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Lenders may treat each Person the name of which is recorded in the books and records of Agent as a Lender hereunder for all purposes of this Agreement and the other Loan Documents.

         (e) Upon Agent's receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder, together with any Note or Notes subject to such assignment and the written consent to such assignment (to the extent consent is required), Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in its records and
(iii) give prompt notice thereof to Borrower. Within five Business Days after receipt of notice, Borrower, at its own expense, shall execute and deliver to Agent in exchange for the surrendered Notes new Notes to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate maximum principal amount equal to the aggregate maximum principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the respective Note. Thereafter, such surrendered Notes shall be marked renewed and substituted and the originals thereof delivered to Borrower (with copies, certified by Borrower as true, correct and complete, to be retained by Agent).

         (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.06 but subject to Section 11.15 hereof, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such Lender by or on behalf of Borrower.

         11.07 Limitation of Interest. Borrower and the Lenders intend to strictly comply with all applicable federal and Texas laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). Accordingly, the provisions of this Section 11.07 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other jurisdiction, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Ceiling Rate. The daily interest rates to be used in calculating interest at the Ceiling Rate shall be determined by dividing the applicable Ceiling Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document (including, without limitation, Section 9.01 hereof) which directly or indirectly relate to interest shall ever be construed without reference to this Section 11.07, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Ceiling Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Ceiling Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of Borrower's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor. The Borrower, the Lenders and the Agent expressly agree, pursuant to Chapter 346 ("Chapter 346") of the Texas Finance Code, that Chapter 346 (which relates to open-end line of credit revolving loan accounts) shall not apply to any Loan Document or to any Obligation, and that none of them shall be governed by Chapter 346 or subject to its provisions in any manner whatsoever.

         11.08 Survival. The obligations of Borrower under Sections 2.03(c),
11.03 and 11.04 hereof and all other obligations of Borrower in any other Loan Document (to the extent stated therein), and the obligations of the Lenders under Sections 10.05 and 11.07 hereof, shall, notwithstanding anything herein to the contrary, survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and the Letters of Credit.

         11.09 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         11.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.

         11.11 Governing Law. THIS AGREEMENT AND (EXCEPT AS THEREIN PROVIDED) THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         11.12 Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby.

         11.13 Tax Forms. Each Lender which is organized under the laws of a jurisdiction outside the United States shall, on the day of the initial borrowing from each such Lender hereunder and from time to time thereafter if requested by Borrower or Agent, provide Agent and Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to such Lender, Borrower and Agent indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty. Unless Borrower and Agent shall have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrower or Agent shall withhold taxes from such payments at the applicable statutory rate.

         11.14 Conflicts Between This Agreement and the Other Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall control.

         11.15 Disclosure to Other Persons; Confidentiality. (a) Agent and each Lender agree that it may deliver copies of any financial statements and other documents or information delivered to it and disclose any other information disclosed to it by or on behalf of Borrower or any Subsidiary of Borrower in connection with or pursuant to this Agreement and the other Loan Documents only to:

              (i) its directors, officers, employees and professional consultants, but only in connection with extensions of credit and proposed extensions of credit to the Borrower and/or some or all of its Subsidiaries (collectively, "Credit Transactions");

              (ii) any other Lender, but only in connection with Credit Transactions;

              (iii) any Person to which such Lender offers to sell its Note or any part thereof, provided that each such Person agrees in writing before such disclosure to observe the confidentiality standards described in this Section (including but not limited to the restriction on the use of Confidential Information only in connection with Credit Transactions);

              (iv) any Person to which such Lender sells or offers to sell a participation in all or any part of its Note, provided that each such Person agrees in writing before such disclosure to observe the confidentiality standards described in this Section (including but not limited to the restriction on the use of Confidential Information only in connection with Credit Transactions);

              (v) any federal or state regulatory authority having jurisdiction over it;

              (vi) any other Person to which such delivery or disclosure may be necessary or reasonably appropriate in response to any subpoena or other legal process or investigative demand; and

              (vii) any other Person in connection with any litigation involving any obligation, right or remedy of Agent or any Lender under the Loan Documents.

         (b) Subject to the foregoing, each Agent and each Lender hereby agrees to use its best efforts to hold in confidence and not to disclose any Confidential Information; provided, that such Person will be free, after notice to Borrower, to correct any false or misleading information which may become public concerning its relationship to Borrower. For the purpose of this Section, the term "Confidential Information" shall mean information about Borrower or any Subsidiary of Borrower furnished by Borrower or any such Subsidiary, but does not include any information which (i) is publicly known, or otherwise known to such holder, at the time of disclosure; (ii) subsequently becomes publicly known, but not through any act or omission by such holder; or (iii) otherwise becomes known to such holder other than through disclosure by Borrower, any Subsidiary of Borrower, Agent or any Lender.

         (c) The Borrower shall be entitled to equitable relief by way of injunction if the Agent, any Lender, any transferee of a Note or a participation therein or any representative of the Agent, any Lender or any such transferee breaches or threatens to breach any of the provisions of this Section.

         (d) Notwithstanding anything herein to the contrary, confidential information shall not include, and each Lender (and each employee, representative or other agent of any Lender) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are to have been provided to such Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

         11.16 Final Agreement. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.


            [The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Closing Date.

                                       HYDRIL COMPANY,
                                       a Delaware corporation



                                       By:  /s/ Michael C. Kearney
                                            -----------------------------------
                                       Name:  Michael C. Kearney
                                              ---------------------------------
                                       Title: Vice President & CFO
                                              ---------------------------------



                                       By:  /s/ Andrew W. Ricks
                                            -----------------------------------
                                       Name:  Andrew W. Ricks
                                              ---------------------------------
                                       Title: Treasurer
                                              ---------------------------------

                                       Address for Notices:

                                       3300 North Sam Houston Parkway East
                                       Houston, Texas 77032
                                       Attention:  Andrew W. Ricks, Treasurer
                                       Telecopy No. : (281) 985-3340
                                       Telephone No.: (281) 985-3204

Commitment: $10,000,000                BANK ONE, NA, a national banking
                                       association, as Agent and as a Lender


                                       By:  /s/ Cynthia Goodwin
                                            -----------------------------------
                                       Name:  Cynthia Goodwin
                                              ---------------------------------
                                       Title: Vice President
                                              ---------------------------------

                                       Address for Notices:

                                       910 Travis, 7th Floor
                                       Houston, Texas  77007
                                       Attention: Cynthia Goodwin
                                       Telecopy No. : (713) 751-6199
                                       Telephone No.: (713) 751-6243

Commitment: $5,000,000                 Southwest Bank of Texas


                                       By:  /s/ J.V. Carr, Jr.
                                            -----------------------------------
                                       Name:  J.V. Carr, Jr.
                                              ---------------------------------
                                       Title: Senior Vice President
                                              ---------------------------------


                                       Address for Notices:

                                       5 Post Oak Park
                                       4400 Post Oak Parkway
                                       Houston, Texas 77027
                                       Telecopy No. : (713) 693-7441
                                       Telephone No.: (713) 888-4612